PAINEWEBBER/GEODYNE ENERGY
                        INCOME PRODUCTION PARTNERSHIP I-E
                         AMENDED AND RESTATED AGREEMENT
                                 OF PARTNERSHIP

        Amended and Restated Agreement of Partnership, dated as of September 10, 1986, among Geodyne Production Company, a Delaware corporation, and PW Production Inc., a Delaware corporation, as Managing Partners, and PaineWebber/Geodyne Energy Income Limited Partnership I-E, an Oklahoma limited partnership, as General Partner.

        Whereas, PaineWebber/Geodyne Energy Income Production Partnership I-E has heretofore been formed as a general partnership under the Uniform Partnership Act of the State of Oklahoma pursuant to an Agreement of Partnership dated as of March 5, 1986; and

        Whereas, the parties hereto desire to amend the Agreement of Partnership of the Production Partnership and to restate said Agreement in its entirety;

        Now, Therefore, in consideration of the mutual promises and agreements made herein, the parties, intending to be legally bound, hereby agree as follows:

                                   ARTICLE ONE
                                  Defined Terms
                                 --------------

        The defined terms used in this Agreement shall, unless the context otherwise requires, have the meanings specified in this Article One. The singular shall include the plural and the masculine gender shall include the feminine, the neuter and vice versa, as the context requires. Any terms used in this Agreement which are defined in the Limited Partnership Agreement and are not otherwise defined herein shall have the respective meanings set forth in the Limited Partnership Agreement.

        "Accountants" shall mean Arthur Young & Company or such other nationally recognized firm of independent certified public accountants as shall be engaged from time to time by the Managing Partners for the Production Partnership.

        "Acquisition Reserve Report" shall mean a Hydrocarbon reserve report made available to the Production Partnership prepared by a qualified petroleum engineering firm acceptable to




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the Managing Partners in connection with the proposed acquisition of a Producing
Property,   which  shall  include   statements  (i)   identifying   reserves  of
Hydrocarbons referred to in such report as Proved Developed Producing Reserves, Proved Developed Non-Producing Reserves or Proved Undeveloped Reserves, as the case may be, and identifying all computations and determinations made for purposes of such report, including, without limitation, the present and future prices for Hydrocarbons and the present and future costs to produce and develop such Hydrocarbons used in such computations and determinations, (ii) with respect to the determination of the nature and extent of the reserves of Hydrocarbons reflected in such report, that the collection, analysis and evaluation of the basic physical data upon which such determination is based were performed by such qualified petroleum engineering firm or if such data were collected by another Person, that such qualified petroleum engineering firm has made reasonable inquiry with respect to the methods employed in such collection and is satisfied that the data so collected may be reasonably relied upon for the purpose of making the determination reflected in such report, (iii) specifying the respective amounts of Proved Developed Producing Reserves, Proved Developed Nonproducing Reserves, or Proved Undeveloped Reserves contained therein, and (iv) indicating such qualified petroleum engineering firm's opinion as to the respective estimated present values of future net revenues of each category of reserves contained therein determined in accordance with criteria satisfactory to the Managing Partners and otherwise in accordance with sound engineering and industry practices, including such standards and practices as may be promulgated by the Society of Petroleum Engineers of the American Institute of Mining and Metallurgical Engineers. Any such report may state that such qualified petroleum engineering firm expresses no opinion and makes no warranty or representation with respect to the proposed acquisition of such Producing Property and that such qualified petroleum engineering firm is relying on information furnished by the Managing Partners as to the historical volumes of any Hydrocarbons actually produced and as to the proposed ownership interest of the Production Partnership in such Producing Property.

        "Act" shall mean the Oklahoma Uniform Partnership Act, as amended from time to time.

        "Activation" or "Activated" shall mean the date on which (i) with respect to the Limited Partnership, the subscribers for Units shall have been admitted to the Limited Partnership as



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



Limited Partners, and (ii) with respect to the Production Partnership, the Limited Partnership shall have made its Capital Contribution to the Production Partnership.

        "Affiliate"  shall mean, when used with reference to a specified Person:
(a) any Person directly or indirectly owning, controlling, or holding with power to vote 10% or more of the outstanding voting securities of the specified Person; (b) any Person 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled, or held with power to vote by the specified Person; (c) any Person directly or indirectly controlling, controlled by, or under common control with, the specified Person; (d) any Person who is an officer, director, partner or trustee of, or serves in a similar capacity with respect to, the specified Person or of which the specified Person is an officer, director, partner or trustee, or with respect to which the specified Person serves in a similar capacity; and (e) any relative or spouse of the specified Person. A reference to an Affiliate of the Managing Partners shall include an Affiliate of either or both of the Managing Partners. Notwithstanding the foregoing, no Person shall be deemed to be an Affiliate solely by reason of its ownership of limited partnership interests in a limited partnership.

        "Affiliated Program" shall mean a drilling or income program (whether in the form of a limited partnership, general partnership, joint venture or otherwise) interests in which were offered to persons or entities not engaged in a trade or business within the oil and gas industry (other than by virtue of its participation in an Affiliated Program) and of which a Managing Partner or Affiliate thereof serves as general partner or venturer.

        "Agreement"   shall  mean  this  Amended  and   Restated   Agreement  of
Partnership as amended from time to time.

        "Capital Account" shall mean, as to any Partner, an account maintained on the books of the Production Partnership in accordance with the provisions of
Section 5.3D below.

        "Capital Contribution" shall mean the total amount of money contributed to the Production Partnership by all Partners or any class of Partners or any one Partner (or the predecessor holders of the Interests of such Partner or Partners), as the context requires, net of any refunds pursuant to Section 3.4 of this Agreement.



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



        "Code" shall mean the Internal Revenue Code of 1954, as amended (or any corresponding provisions of succeeding law).

        "Commercial Well" shall mean any Production Partnership Well which is capable of producing Hydrocarbons in commercial quantities, including those wells which are shut-in or which have not been abandoned within 60 days following the commencement of production. For purposes of this definition, production shall refer to the commencement of the commercial marketing of Hydrocarbons, and shall not include any spot sales of Hydrocarbon production as a result of testing procedures.

        "Consent"  shall mean the  consent  of a Person,  given as  provided  in
Section 11.1, to do the act or thing for which the consent is solicited, or the act of granting such consent, as the context may require.

        "Development Drilling" shall mean all drilling and completing, or plugging and abandoning (after a determination that a well is not a Commercial
Well), of a Production Partnership Well to a reservoir on a Lease or an offset Lease, from which reservoir production is being obtained or, as determined by an independent petroleum engineering firm, is anticipated to be obtainable in commercial quantities, or the recompletion of an existing Production Partnership Well; provided, however, that Development Drilling shall not include any Identified Development Drilling.

        "Direct Administrative Costs" shall mean the actual and necessary direct costs attributable to services provided to the Production Partnership by parties other than the Managing Partners or their Affiliates, whether incurred by the Production Partnership directly or incurred by any of the Managing Partners or their Affiliates, including the annual audit fees, legal fees and expenses, the costs of reviewing tax returns and reports, the cost of reserve reports (other than the cost of Acquisition Reserve Reports, Engineering Audit Letters and evaluations thereof conducted on behalf of a Production Partnership) prepared by independent petroleum engineering firms, and all other such costs directly incurred by or for the benefit of the Production Partnership.

        "Distributable Cash" shall mean, with respect to the Production Partnership's operations at any time, the amount of cash assets on hand at such time less amounts required to be retained out of such cash assets, in the sole judgment of the



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



Managing Partners, to pay costs, expenses or other obligations whether then accrued or anticipated to accrue in the future.

        "Engineering Audit Letter" shall mean a document prepared by a qualified petroleum engineering firm acceptable to the Managing Partners in connection with the proposed acquisition of a Producing Property, which shall include statements indicating that (i) such qualified petroleum engineering firm has reviewed an oil and gas reserve report prepared by the engineering staff of Geodyne Resources, Inc. or an Affiliate, (ii) in the opinion of such qualified petroleum engineering firm, the reserve report was prepared in accordance with sound engineering and industry practices, including such standards and practices as may be promulgated by the Society of Petroleum Engineers of the American Institute of Mining and Metallurgical Engineers, and (iii) with respect to the determination of the nature and extent of the reserves of Hydrocarbons reflected in such report, such qualified petroleum engineering firm has made reasonable inquiry with respect to the methods employed in the collection, analysis and evaluation of the basic physical data upon which such determination is based and is satisfied that the data so collected may be reasonably relied upon for the purpose of making the determination reflected in such report.

        "Farmout" shall mean an arrangement whereby the owner of a Lease or Working Interest agrees to assign his interest in certain specific acreage to the assignee, retaining some interest such as an overriding royalty interest, oil and gas payment, offset acreage or other type of interest, subject to the drilling of one or more specific wells or other performance as a condition of the assignment.

        "Fiscal Year" shall mean the calendar year.

        "General and Administrative Costs" shall mean all customary and routine legal, accounting, data processing, depreciation, geological, engineering, travel, office rent, telephone, secretarial, expense reimbursements of members of the Management Committee when acting on Production Partnership business, employee compensation and benefits, and other items of a general and administrative nature, whether like or unlike the foregoing, and any other incidental reasonable expenses reasonably necessary to the conduct of the Production Partnership's business, computed on a cost basis, determined by the Managing Partners in accordance with generally accepted accounting principles and reviewed by an independent public accountant or certified public accountant. General and



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



Administrative Costs shall not include any costs includable under the foregoing but which are included as Property Acquisition Costs, Direct Administrative Costs, cost incurred in connection with Development Drilling, Identified Development Drilling and Improved Recovery projects, or Operating Costs.

        "General Partner" shall mean PaineWebber/Geodyne Energy Income Limited Partnership I-E, an Oklahoma limited partnership, acting in such capacity, any successor in that capacity, and any other General Partner admitted to the Production Partnership pursuant to the provisions of this Agreement subsequent to the Activation of the Production Partnership.

        "Geodyne Production" shall mean Geodyne Production Company, a Delaware corporation.

        "Hydrocarbons" shall mean crude oil, natural gas, condensate, natural gas liquids and other liquid or gaseous hydrocarbons.

        "Identified Development Drilling" shall mean all drilling and completing, or plugging and abandoning (after a determination that a well is not a Commercial Well), of a Production Partnership Well drilled by or on behalf of the Production Partnership to a reservoir on a Lease or an offset Lease constituting all or a portion of a Producing Property or the recompletion of an existing Production Partnership Well, where (i) the drilling or recompletion of such Production Partnership Well commences after the acquisition of such Producing Property by the Production Partnership and is conducted in order to commence production of Hydrocarbons from Proved Undeveloped Reserves identified in the Acquisition Reserve Report or Engineering Audit Letter prepared in connection with such Producing Property, (ii) the costs of development of the Proved Undeveloped Reserves were taken into account in such Acquisition Reserve Report or Engineering Audit Letter in valuing such Proved Undeveloped Reserves attributable to such Producing Property, and (iii) a portion of the cost paid by the Production Partnership for such Producing Property is attributed by such Acquisition Reserve Report or Engineering Audit Letter to such Proved Undeveloped Reserves. The term, Identified Development Drilling, shall also refer to any Production Partnership Wells drilled or recompleted on a Producing Property subsequent to the initial Identified Development Drilling conducted on such Producing Property in order to commence production of Hydrocarbons from Proved Undeveloped Reserves (in addition to those identified in the related Acquisition Reserve Report or Engineering Audit Letter) which have been categorized by the Managing Partners as Proved Undeveloped Reserves by virtue of production obtained from prior Identified Development Drilling conducted on such Producing Property. Any reference to costs incurred in connection with Identified Development Drilling shall include the interest, commitment fees and other financing charges and expenses of Production Partnership borrowings incurred to finance Identified Development Drilling.

        "Improved Recovery" shall mean all methods of supplementing natural forces and mechanisms of primary recovery or otherwise increasing the ultimate recovery from a Production Partnership Well, including, but not limited to, water flooding, pressure maintenance, gas cycling, fluid injection, polymer flooding, chemical flooding, and the use of miscible displacement fluids.

        "Incapacity" or "Incapacitated" shall mean the adjudication of bankruptcy (except that, in the case of a Managing Partner, the term "bankruptcy" shall mean only being subject to Chapter 7 of the Federal Bankruptcy Reform Act of 1978), of interdiction, of incompetence, or of insanity, or the death, dissolution or termination (other than by merger or consolidation under which the surviving entity agrees to assume all of the obligations and responsibilities of the merged or consolidated Person set forth in this Agreement), as the case may be, of any Person.

        "Income" shall mean the gross income of the Production Partnership (other than Investment Income) as determined for Federal income tax purposes, including all capital or Code Section 1231 gains (but not losses) of the Production Partnership.

        "Interest" shall mean the entire ownership interest (which may, either for a Partner's Capital Account or a Partner's Profits interest, be expressed as a percentage) of a Partner in the Production Partnership at any particular time, including the rights and obligations of such Partner under this Agreement and the Act.

        "Investment Income" shall mean all interest and dividend income earned on temporary investments of the Production Partnership at any time prior to the time at which an amount equal to the Capital Contributions to the Production Partnership available for the acquisition of Producing Properties have been



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(i) expended or (ii) returned pursuant to Section 3.4 of this Agreement.

        "Lease" shall mean a lease, mineral interest, royalty or overriding royalty covering Hydrocarbons (or a contractual right to acquire such an interest), or an undivided interest therein or portion thereof, together with all easements, permits, licenses, servitudes and rights-of-way situated upon, or used or held for future use in connection with, the exploration, development or operation of such interest.

        "Limited Partners" shall mean the limited partners of the Limited Partnership or any substituted limited partners thereof.

        "Limited Partnership" shall mean the PaineWebber/Geodyne Energy Income Limited Partnership I-E, an Oklahoma limited partnership.

        "Limited Partnership Agreement" shall mean the agreement under which the Limited Partnership was formed, as amended and restated.

        "Management Committee" shall mean the committee, composed of two representatives from each Managing Partner, established for the purposes set forth in Sections 4.lC and 4.2A(iii) of this Agreement.

        "Management Fee" shall mean the fee paid by the Production Partnership to the Managing Partners pursuant to Section 5.2(l) of this Agreement in connection with their management of the affairs of the Production Partnership.

        "Managing Partners" shall mean Geodyne Production Company, a Delaware corporation, and PW Production, Inc., a Delaware corporation, and any other Person admitted as additional or Substituted Managing Partner pursuant to Article Six of this Agreement.

        "Notification" shall mean a writing, containing the information required by this Agreement to be communicated to any Person, hand delivered or sent by registered or certified mail, return receipt requested, postage prepaid, to such Person at the last known address of such Person, the date of the certified receipt (or such other evidence of receipt) therefor being deemed the date of the giving of Notification; provided, however, that any written communication containing the information sent or delivered to the Person and actually received by the Person shall constitute Notification for all purposes of this Agreement.

        "Operating Costs" shall mean all expenditures made and costs incurred by the Production Partnership with respect to (i) the production and marketing of Hydrocarbons from completed Production Partnership Wells, including labor, fuel, repairs, hauling, materials, supplies, utility charges and other costs incident to or therefrom, costs of maintaining inventories incidental to the operations of Producing Properties, costs of making transfers of lease and well equipment to and from Production Partnership Wells, ad valorem and severance taxes, insurance and casualty loss expense, and compensation to well operators or others for services rendered in conducting such operations; (ii) the interest, commitment fees and other finance charges and expenses of Production Partnership borrowings incurred in connection with Development Drilling and Improved Recovery Projects; and (iii) processing facilities, pipelines, gas sales facilities, Improved Recovery projects, and other procedures and facilities necessary to produce efficiently the Hydrocarbon reserves from a Producing
Property, all to the extent such costs and expenditures are not Property Acquisition Costs.

        "Organization and Offering Costs" shall mean all costs and expenses incurred by the Managing Partners in connection with the organization of the Production Partnership, including, without limitation, the legal, printing, accounting and other costs incurred in connection with the organization of the Production Partnership, including, without limitation, the legal, printing, accounting and other costs incurred in connection with preparing, filing and recording this Agreement.

        "Partner" shall mean any Managing Partner or any General Partner of the Production Partnership.

        "Payout" shall mean that time at which cash distributions have been made by the Limited Partnership to the Limited Partners pursuant to Section 5.1 of the Limited Partnership Agreement (together with any distributions to such Limited Partners pursuant to Section 3.4 of the Limited Partnership Agreement), in an aggregate amount equal to the Limited Partners' Capital Contributions to the Limited Partnership.

        "Person" shall mean any individual, partnership, corporation, trust or other entity.



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




        "Prior Production Partnership" shall mean a general partnership of which PW Production and Geodyne Production are managing partners, and a limited partnership, of which units of limited partnership interest were offered pursuant to the Prospectus, is the other general partner, formed prior to the Activation of the Production Partnership.

        "Producing Property" shall mean any property (or interest in such property) with a well or wells capable of producing Hydrocarbons in commercial quantities or properties unitized with such properties or properties adjacent to such properties which are acquired as an incidental part of the acquisition of such properties. The term also includes well machinery and equipment, gathering systems, storage facilities or processing installations or other equipment and property associated with the production of Hydrocarbons. Interests in properties may include Working Interests, production payments, Royalties and other nonworking and nonoperating interests.

        "Production Partnership" shall mean the general partnership governed under and pursuant to this Agreement, as said general partnership may from time to time be constituted.

        "Production Partnership Account" shall mean the bank account or accounts maintained by the Managing Partners pursuant to Section 9.3.

        "Production Partnership Property" shall mean any interest, property and right of any type owned by the Production Partnership.

        "Production   Partnership  Well"  shall  mean  any  well  in  which  the
Production Partnership has an interest.

        "Profits" and "Losses" shall mean the income or losses of the Production Partnership for Federal income tax purposes determined as of the close of the Production Partnership's Fiscal Year, as well as, when the context requires, any tax-exempt income and nondeductible expenses.

        "Property Acquisition Costs" shall mean, without duplication, the sum of
(1) the prices paid by the Production Partnership or a Managing Partner or an Affiliate to acquire a Producing Property ultimately sold to the Production Partnership, including the price paid to acquire a purchase option with respect to a Producing Property, lease bonuses and



                                      -10-
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equipment costs associated therewith;  (2) title insurance or examination costs, transfer taxes, if any, and like charges in connection with the acquisition of Producing Properties; (3) delay rentals and ad valorem taxes paid by the seller with respect to such property to the date of its transfer to the buyer; (4) interest actually incurred by the Managing Partners or their Affiliates to acquire or maintain such Producing Properties prior to their transfer to the
Production  Partnership;  and (5) such  portion  of the  Managing  Partners'  or
Affiliates'   reasonable,   necessary  and  actual   expenses  for   geological,
geophysical, seismic, land, engineering, drafting, accounting, auditing, legal and other like services, including the Production Partnership's costs incurred (to the extent consistent with generally accepted industry standards) in connection with the Production Partnership's review of proposed acquisitions of Producing Properties, Reports and Engineering Audit Letters, all allocated to the property in accordance with the allocation procedures used by the Managing Partners, any of their Affiliates or the Production Partnership; provided that the portion of the Managing Partner's or Affiliates' expenses allocated to the property, as set forth in items (3), (4) and (5), shall have been incurred not more than 36 months prior to the property transaction.

        "Prospect" shall mean an area in which the Production Partnership owns or intends to own one or more oil and gas interests, which is geographically defined on the basis of geological data by the Managing Partners and which is reasonably anticipated by the Managing Partners to contain at least one reservoir.

        "Prospectus" shall mean the prospectus pursuant to which the Units were offered, and all supplements or amendments thereto, if any.

        "Proved Reserves" shall mean those quantities of Hydrocarbons, which, upon analysis of geologic and engineering data, appear with reasonable certainty to be recoverable in the future from known Hydrocarbon reservoirs under existing economic and operating conditions. Proved reserves are limited to those quantities of Hydrocarbons which can be expected, with little doubt, to be recoverable commercially at current prices and costs, under existing regulatory practices and with existing conventional equipment and operating methods.
Depending upon their status of development, such proved reserves shall be subdivided into the following classifications and have the following definitions:



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




              (a) "Proved Developed Reserves" shall mean proved reserves which can be expected to be recovered through existing wells with existing equipment and operating methods. This classification shall include:

                    (1) "Proved Developed  Producing  Reserves" which are proved developed reserves which are expected to be produced from existing wells; and

                    (2) "Proved Developed Nonproducing Reserves" which are proved developed reserves which exist behind the casing of existing wells, or at minor depths below the present bottom of such wells, which are expected to be produced through these wells in the predictable future, where the cost of making Hydrocarbons available for production should be relatively small compared to the cost of a new well.

              Additional Hydrocarbons expected to be obtained through the application of improved recovery techniques are included as "Proved Developed Reserves" only after testing by a pilot project or after the operation of an installed program has confirmed through production responses that increased recovery will be achieved.

              (b) "Proved Undeveloped Reserves" shall mean all reserves which are expected to be recovered from new wells on undrilled acreage or from existing wells where a relatively major expenditure is required for recompletion. Such reserves on undrilled acreage are limited to those drilling units offsetting productive units which are reasonably certain of production when drilled. Proved reserves for other undrilled units are claimed only where it can be demonstrated with reasonable certainty, based on accepted geological, geophysical and engineering studies and data, that there is continuity of production from an existing productive formation. No estimates for Proved Undeveloped Reserves are attributable to any acreage for which improved recovery is contemplated, unless the techniques to be employed have been proved effective by actual tests in the same area and reservoir.

        "PW Production" shall mean PW Production Inc., a Delaware corporation.

        "Remove", "Removed" or "Removal" shall mean, with reference to the removal of a Managing Partner, the termination of the management powers, duties and responsibilities of such Managing Partner pursuant to Section 6.2 of this Agreement and the removal of such Managing Partner as a Partner.

        "Royalty" shall mean an interest, including an overriding royalty and a net profits interest, in gross production or the proceeds therefrom which does not require the owner thereof to bear any of the cost of production, development, operation or maintenance.

        "Sale" shall mean any event or transaction that is, for Federal income tax purposes, considered a sale, exchange or abandonment by the Production Partnership of any Production Partnership Property.

        "State" shall mean the State of Oklahoma.

        "Subscription   Agreement   and  Power  of  Attorney"   shall  mean  the
Subscription Agreement and Power of Attorney in the form attached to the Prospectus.

        "Substituted Partner" shall mean any Person admitted to the Production Partnership as a Partner pursuant to Sections 7.3 and 10.2 of this Agreement.

        "Unit" shall mean a $1,000 investment in the Limited Partnership by a Limited Partner pursuant to the terms of a Subscription Agreement and Power of Attorney; provided, however, that fractional Units may be acquired to the extent provided under Section 5.lB of the Limited Partnership Agreement.

        "Working Interest" shall mean the interest (whether held directly or indirectly) in a Lease which is subject to some portion of the expense of production, development, operation or maintenance.

                                   ARTICLE TWO
             Continuation; Name, Place of Business and Office; Term
             ------------------------------------------------------

        Section 2.1.  Continuation
        --------------------------

        The parties hereto hereby continue the general partnership heretofore formed pursuant to the provisions of the Act and the rights and liabilities of the Partners shall be as provided in the Act, except as otherwise expressly provided in this Agreement.

        Section 2.2.  Name, Place of Business and Office, Agent
        -------------------------------------------------------

        The Production Partnership shall be conducted under the name PaineWebber/Geodyne Energy Income Production Partnership I-E. The business of the Production Partnership may, however, be conducted under any other name deemed necessary or desirable by the Managing Partners in order to comply with applicable laws. The office and principal place of business of the Production Partnership shall be c/o Geodyne Production Company, 320 South Boston Avenue, The Mezzanine, Tulsa, Oklahoma 74103-3708. The Managing Partners shall record an assumed name or fictitious name certificate in the State and in each state in which it owns property or transacts business when deemed necessary by the Managing Partners.

        The Managing Partners may change the principal place of business and the location of such office and may establish such additional offices as they deem advisable from time to time; provided, however, that in the event the principal place of business of the Production Partnership shall be changed, the Managing Partners shall give written notice thereof to the Limited Partners.

        Section 2.3   Purpose
        ---------------------

        The business and purpose of the Production Partnership shall be to acquire, own, hold, operate, explore, develop, trade, sell and exchange Hydrocarbon properties and interests therein of all kinds onshore and offshore in the continental United States, including, without limitation, interests in general or limited partnerships, joint ventures and other entities that hold or are formed to acquire interests in such properties or interests; to engage in development drilling and enhanced recovery operations thereon, to produce, transport, market, purchase and trade Hydrocarbons and products thereof; to purchase, lease, own, hold, operate, sell and exchange all equipment, machinery, facilities, systems and plans necessary or appropriate for such purposes; and to do any and all things necessary or proper in connection with or incident to the foregoing activities.

        Section 2.4.  Term
        ------------------

        The Production Partnership shall continue in force and effect until December 31, 1999, provided that the Management Committee may extend such term for up to five periods of two years each, or until dissolution prior thereto pursuant to the provisions hereof.


                                  ARTICLE THREE
                              Partners and Capital
                              --------------------

        Section 3.1.  Managing Partners
        -------------------------------

        A. The names, addresses and Capital Contributions of the Managing Partners are set forth in Schedule A attached hereto and are incorporated herein. The Managing Partners shall not be required to make any Capital Contribution except as set forth in Sections 3.lB, 3.4 and 8.2C.

        B. The Managing Partners shall also contribute an amount of cash sufficient to pay their share of costs allocated to them pursuant to Section 5.3 of this Agreement to the extent that the amount of Income allocated to them
(and/or the amount of Production Partnership borrowings incurred on their behalf) is insufficient to pay such costs.

        Section 3.2.  Other General Partner
        -----------------------------------

        The name, address and Capital Contribution of the Limited Partnership are set forth in Schedule A attached hereto and are hereby incorporated herein.

        Section 3.3.  Application of Capital Contributions
        --------------------------------------------------

        The Managing Partners shall deposit in the Production Partnership Account the Capital Contributions of the Limited Partnership and the Managing Partners and apply such Capital Contributions to the payment of Organization and Offering Costs and the Management Fee. The balance of such Capital Contributions shall be held in the Production Partnership Account to be applied to the payment of Property Acquisition Costs and, to the extent not payable out of Income or Investment Income, Operating Costs, General and Administrative Costs, Direct Administrative Costs and other Production Partnership costs; provided, however, that such funds may be temporarily invested prior to the payment of such costs in accordance with Section 9.3 of this Agreement.

        Section 3.4.  Certain Returns of Capital
        ----------------------------------------

        Any portion of the Capital Contribution of the Limited Partnership (except for necessary operating capital) that has not been expended or that is not, or in the determination of the Managing Partners, will not be committed for expenditure by the second anniversary of the Activation of the Production Partnership will promptly be refunded to the Limited Partnership as a return of part of its Capital Contribution at the earlier of such determination or the second anniversary of the Activation of the Production Partnership. Such funds will be deemed to have been committed for expenditure by such date to the extent they are payable under contractual agreements or understandings in effect on such date, or have been applied to a reasonable working capital reserve or have been set aside as a condition to obtaining any financing in the form of a compensating balance or similar arrangement. In addition, the Managing Partners shall contribute cash to the Production Partnership (with respect to which their Capital Accounts will be credited) in an amount equal to the amount paid to the Managing Partners in respect of the Management Fee attributable (on a proportionate basis) to the unexpended amount of Capital Contributions so refunded, which cash shall be refunded to the Limited Partnership together with the unexpended Capital Contributions so refunded. Geodyne Production and PW Production shall be responsible for the obligation of the Managing Partners to contribute cash to the Production Partnership pursuant to this Section 3.4 in the relative percentages which they allocated between themselves the payment of the Management Fee pursuant to
Section 5.2. All amounts so refunded to the Limited Partnership shall reduce dollar for dollar its Capital Account.

        Section 3.5.  Production Partnership Capital
        --------------------------------------------

        A. No Partner shall be paid interest on any Capital Contribution to the Production Partnership or on such Partner's Capital Account, notwithstanding any disproportion therein as between Partners.

        B. The Production Partnership shall not redeem any Partner's Interest. Except as provided in Sections 3.4, 6.1, 6.2 and 8.2 of this Agreement, no Partner shall have the right to withdraw or receive any return of the Capital Contribution. Under circumstances involving a return of any Capital Contribution, no Partner shall have the right to receive any property other than cash, except as may otherwise be provided in Sections 6.1, 6.2 and 8.2 of this Agreement.

        Section 3.6.  Liability of Partners
        -----------------------------------

        Each Partner signatory hereto or subsequently admitted to the Production Partnership agrees that it shall remain generally liable for any obligation or recourse liability of the Production Partnership incurred during the period in which it is a Partner. However, all present and future Partners hereby agree among themselves to contribute to each other the amount of funds necessary to effectuate a sharing of such Production Partnership obligations and recourse liabilities in proportion to each Partner's share of such obligations and liabilities at the time of their accrual.

                                  ARTICLE FOUR
                          Rights, Powers and Duties of
                              The Managing Partners
                              ---------------------

        Section 4.1.  Management and Control of the Production Partnership
        ------------------------------------------------------------------

        A. Subject to Section 4.lC of this Agreement and to the Consent of the Limited Partnership as and when required by this Agreement, the Managing Partners, within the authority granted to them under and in accordance with the provisions of this Agreement, shall have the full and exclusive right to manage and control the business and affairs of the Production Partnership and to make all decisions regarding the business of the Production Partnership and shall have all of the rights, powers and obligations of managing general partners of a general partnership under the laws of the State. The Managing Partners shall exercise those powers as a fiduciary to the Limited Partnership.

        B. No other Partner shall participate in the management of or have any control over the Production Partnership's business nor shall any other Partner have the power to represent, act for, sign for or bind the Managing Partners or the Production Partnership. The Limited Partnership hereby Consents to the exercise by the Managing Partners of the powers conferred on them by this Agreement.

        C. The Managing Partners' management authority with respect to significant Production Partnership actions shall be exercised by the Management Committee, including without limitation such actions as: (i) the acquisition of a Producing Property or an option to purchase a Producing Property, provided that Geodyne Production shall have the authority to acquire Producing Properties and options to acquire Producing Properties without the approval of the Management Committee, provided further that (a) Geodyne Production does not expend an aggregate amount of Production Partnership funds with respect to the acquisition of Producing Properties whose aggregate acquisition price, together with the anticipated aggregate acquisition price of Producing Properties subject to such purchase options, is in excess of 20% of the Limited Partnership's Capital Contribution, and (b) no single acquisition of Producing Properties by Geodyne Production pursuant to this proviso shall exceed 10% of the Limited Partners' capital contributions to the Limited Partnership; (ii) the incurrence of indebtedness;
(iii) the determination of the amount of and the distribution of Distributable Cash to the Partners; (iv) the engaging in and making decisions with respect to any Development Drilling, Identified Development Drilling and Improved Recovery operations; (v) the sale or other transfer of any Producing Property that constitutes a significant portion of the assets of the Production Partnership; and (vi) the determination not to extend the term of the Production Partnership as set forth in Section 2.4 of this Agreement. The Management Committee shall have the power to delegate its management authority with respect to any "significant" action to a Managing Partner at such times and under such conditions as it may decide in its own discretion.

        The Managing Partners' management authority respecting all other actions which are in the ordinary course of the Production Partnership's operations may be exercised by either Managing Partner without the concurrence of the other Managing Partner, provided that the Managing Partner exercising such management authority shall, upon inquiry by the other Managing Partner, notify the inquiring Managing Partner of the nature of such actions undertaken without the concurrence of the inquiring Managing Partner. The Management Committee shall have the authority (i) to determine that the "significant" actions specified herein shall no longer be "significant" actions for the purposes of this Section 4.1C and to amend this Agreement pursuant to Section l0.1A of this Agreement to reflect such determination, and (ii) to determine which other Production Partnership operations, other than those specified herein, are "significant" actions for purposes of this Section 4.1C.


        Section 4.2.  Authority of the Managing Partners
        ------------------------------------------------

        A. In addition to any other rights and powers which the Managing Partners may possess under this Agreement and the Act, the Managing Partners shall, except and subject to the extent otherwise provided or limited in this Agreement, have all specific rights and powers required or appropriate to their management of the Production Partnership's business which, by way of illustration but not by way of limitation, shall include the following rights and powers to:

              (i) expend the Capital Contributions of the Partners and apply Production Partnership revenues, subject to Section 4.3C of this Agreement, in furtherance of the business of the Production Partnership;

              (ii) acquire, explore, develop, manage and operate Hydrocarbon properties and interests therein (including interests in corporations and partnerships owning Hydrocarbon properties if in the Managing Partners' judgment such purchase is a necessary or advisable step in acquiring interests in producing properties held by any such corporation or partnership, provided, no such purchase will be made for the purpose of investment in the securities of any such corporation or partnership, the Production Partnership will not conduct or participate in a hostile tender offer, and no such purchase will be made unless there is assurance that sufficient control of the corporation or partnership can be obtained in the initial acquisition to liquidate it, and it is determined the purchase would not thereby render the Production
        Partnership an investment company within the meaning of the Investment Company Act of 1940, and provided further the Production Partnership's interest in the underlying assets of any such corporation or partnership is distributed as soon as practical thereafter to the Production Partnership in redemption for the Production Partnership's interest in such corporation or partnership) of all kinds and acquire units of limited partnership interest tendered to the General Partners pursuant to the terms of any right of presentment of a Prior Limited Partnership (as defined in the Limited Partnership Agreement) (provided that the Production Partnership shall not expend an aggregate amount in excess of 10% of the Limited Partnership's Capital Contribution to acquire such units) and hold all such property, interests and units in the name of the Production Partnership; provided, however, that in connection therewith, the Managing Partners shall, contemporaneously with the acquisition of a Producing Property, or as soon as practicable thereafter, file or cause to be filed for recordation an appropriate conveyance or agreement evidencing the Production Partnership's interest in such Producing Property in the jurisdiction where such Producing Property is located pursuant to such jurisdiction's Uniform Commercial Code and/or in the real property records of the clerk or recorder of the county in which the Producing Property is situated; and, provided, further, that filings of such conveyances or agreements shall also be made as the Managing Partners believe necessary to establish the Production Partnership's priority of interest; and, provided, further, Producing Properties may be held temporarily in the name of a nominee for the Production Partnership if such action is deemed necessary by the Managing Partners to facilitate acquisition;

              (iii) execute such instruments and agreements, to do such acts, to employ such persons and to contract for such services as the Managing Partners determine are necessary or appropriate to conduct the Production Partnership's business, including (x) the employment of any Managing Partner or any Affiliate as an operator, (y) the entering into management and advisory contracts, and (z) the establishment of the Management Committee to exercise, pursuant to Section 4.lC of this Agreement, or supervise the exercise of the Managing Partners' powers set forth in this Agreement, subject to any restrictions contained in the Act and in this Agreement, and to provide for any reasonable compensation to be paid to the Persons comprising the Management Committee pursuant to such contracts as the Managing Partners shall deem necessary and appropriate;

              (iv) execute, in the name of the Production Partnership, contracts for the sale of Hydrocarbons and division orders and transfer orders as necessary or incident to the sale of production on behalf of the Production Partnership;

              (v) produce, treat, transport and market Hydrocarbons, execute processing contracts, transportation contracts, and enter into contracts for the marketing or sale of Hydrocarbons and other marketing agreements in the name of the Production Partnership, whether or not extending beyond the term of the Production Partnership;

              (vi)execute offers for United States and any state Leases on behalf of the Production Partnership; execute and file requests for approval of assignments of interests in United States and any state Leases, together with any and all contracts for the option, sale or purchase of such Leases or the sale or purchase of any products therefrom; to execute any plans of development under unit agreements, conveyances, subleases, mortgages, deeds of trust, affidavits or reports concerning the drilling of wells and production, designations of operator, Lease bonds, operator's bonds and consents of surety; and in general to do all things necessary or desirable on behalf of the Production Partnership regarding any United States or state Leases or offers therefor; provided, however, that the Production Partnership shall have the authority to acquire or otherwise deal with any such interests respecting Leases located in "offshore waters" (as that term is generally understood in the oil and gas industry) only on the condition that the Production Partnership shall not participate in any Development Drilling or Identified Development Drilling in "offshore waters" which are not state-owned waters;

              (vii) enter into any partnership agreement, sharing arrangement, or joint venture with any Person acceptable to the Managing Partners and which is engaged in any business or transaction in which the Production Partnership is authorized to engage, provided that the Production Partnership shall not be deemed thereby to be an "investment company" for purposes of the Investment Company Act of 1940, as amended;

              (viii)  enter  into  and  execute  drilling   contracts,   Farmout
        agreements, operating agreements, unitization agreements, pooling agreements, unit or pooling designations, recycling contracts, dry hole, bottom hole and acreage contribution letters and agreements, participation agreements, agreements and conveyances respecting rights-of-way, agreements respecting surface and subsurface storage and any other agreements customarily employed in the oil and gas industry in connection with the acquisition, exploration, development, operation, or abandonment of any Leases, and any and all other instruments or documents considered by the Managing Partners to be necessary or appropriate to conduct the business of the Production Partnership;

              (ix)pay or elect not to pay delay rentals on Production Partnership Properties as appropriate in the judgment of the Managing Partners, it being understood that the Managing Partners will not be liable for failure to make correct or timely payments of delay rentals if such failure was due to any reason other than negligence or lack of good faith;

              (x) subject to Section 4.3B of this Agreement, abandon or otherwise dispose of any interest in Hydrocarbon properties acquired for the Production Partnership upon such terms and for such consideration as the Managing Partners may determine;

              (xi)sell production payments payable out of all or any part of any one or more of the Producing Properties acquired by the Production Partnership and to devote and expend the proceeds of any such sale for any of the purposes of the Production Partnership for which the proceeds of borrowings may be applied;

              (xii) borrow monies from time to time, for the purpose and subject to the limitations stated in Section 4.3C of this Agreement, in the form of recourse or nonrecourse borrowings, or otherwise to draw, make, execute and issue promissory notes and other negotiable or nonnegotiable instruments and evidences of indebtedness, and to secure the payments of the sums so borrowed and to mortgage, pledge, or assign in trust all or any part of Production Partnership Property, including Producing Properties, production and proceeds of production, or to assign any monies owing or to be owing to the Production Partnership, and to engage in any other means of financing customary in the petroleum industry; provided, however, that a creditor who makes a nonrecourse loan to the Production Partnership shall not have or acquire, at any time as a result of making the loan, any direct or indirect interest in the profits, capital, or property of the Production Partnership other than as a secured creditor;

              (xiv) invest Capital Contributions temporarily in the investments set forth in Section 9.3 of this Agreement;

              (xv)employ on behalf of the Production Partnership agents, employees, accountants, lawyers, geologists, geophysicists, landpersons, clerical help, and such other assistance and consulting and other services as may deem necessary or convenient and to pay therefor such remuneration as the Managing Partners may deem reasonable and appropriate;

              (xvi) purchase, lease, rent, or otherwise acquire or obtain the use of machinery, equipment, tools, materials, and all other kinds and types of real or personal property that may in any way be deemed necessary, convenient, or advisable in connection with carrying on the business of the Production Partnership, purchase and establish adequate inventories of equipment and material required or expected to be required in connection with its operations, dispose of tangible lease and well equipment for use or used in connection with Production Partnership Property, and to incur expenses for travel, telephone, telegraph, insurance, and for such other things, whether similar or dissimilar, as may be deemed necessary or appropriate for carrying on and performing the business of the Production Partnership;

              (xvii) enter into such agreements and contracts with such parties and to give such receipts, releases, and discharges with respect to any and all of the foregoing and any matters incident thereto as the Managing Partners may deem advisable or appropriate;

             (xviii) guarantee the payment of money or the performance of any contract or obligation by any person, firm, or corporation on behalf of the Production Partnership;

               (xix) sue and be sued, complain and defend in the name and on behalf of the Production Partnership;

               (xx) make such classifications and determinations as the Managing Partners deem advisable, having due regard for any relevant generally accepted accounting principles and oil and gas industry practices;

              (xxi) purchase insurance, or extend the Managing Partners' or their Affiliates' insurance, at the Production Partnership's expense, to protect the Production Partnership Property and the business of the Production Partnership against loss, and to protect the Managing Partners against liability to third parties arising out of Production Partnership activities, such insurance to be in such limits, to be subject to such deductibles and to cover such risks as the Managing Partners deem appropriate;

              (xxii) pay all ad valorem taxes levied or assessed against the Production Partnership Properties, all taxes upon or measured by the production of Hydrocarbons therefrom, and all other taxes (other than income taxes) directly related to operations conducted by the Production Partnership;

              (xxiii)  enter  into   agreements  on  behalf  of  the  Production
        Partnership  with  Affiliates  subject to the  limitations  set forth in
        Section 4.3B of this Agreement;

              (xxiv) sell all or substantially all of the properties and other assets of the Production Partnership to themselves, or any of their
        Affiliates or any other person and to receive for the Production Partnership consideration consisting of cash, securities, other property or any other form of consideration, or any combination thereof, at such prices and for such forms of consideration as they deem in the best interests of the Limited Partners; provided, however, that no such sale shall be consummated without the prior Consent of the Limited Partnership pursuant to the provisions of Section 4.4B of this Agreement. In the event of the dissolution of the Production Partnership followed by any such sale of the Production Partnership's assets, the Managing Partners shall, subject to the provisions of Section 8.2 of this Agreement, be appointed the liquidating agents for the Production Partnership;

              (xxv) make, exercise or deliver any general assignment for the benefit of the Production Partnership's creditors, but only upon the prior Consent of the Limited Partnership pursuant to the provisions of
        Section 4.4B of this Agreement;

              (xxvi) take such other action and perform such other acts as may be deemed appropriate to carry out the business of the Production Partnership; and

              (xxvii) inform each other Partner of all administrative and judicial proceedings for an adjustment at the Production Partnership level for partnership tax items and forward to each other Partner within 30 days of receipt all notices received from the Internal Revenue Service regarding the commencement of a partnership level audit or a final partnership administrative judgment, and

        Geodyne Production shall perform all duties imposed by Sections 6221 through 6232 of the Code as the "tax matters partner" of the Production Partnership, including, but not limited to, the following: (a) the power to conduct all audits and other administrative proceedings (including windfall profit tax audits) with respect to Production Partnership items; the power to extend the statute of limitations for all Partners with respect to Production Partnership tax items; and (b) the power to file a petition with an appropriate federal court for review of a final partnership administrative adjustment. Geodyne Production shall consult with PW Production with respect to the performance of its duties as "tax matters partner."

        B. Reliance by Third Parties on Managing Partners' Authority. No person, firm or corporation dealing with the Production Partnership shall be required to inquire into the authority of the Managing Partners to take or refrain from taking any action or make or refrain from making any decision, but any person so inquiring shall be entitled to rely upon a certificate of the Managing Partners as to their due authorization.


        Section 4.3. Sales, Purchases and Operation of Producing Properties; Additional Financing
        ---------------------------------------------------------------------

        A. Except with respect to Producing Properties whose aggregate purchase price does not exceed 10% of the Limited Partners' capital contributions to the Limited Partnership, no Producing Property shall be acquired by the Production Partnership unless there has been prepared and evaluated with respect thereto either an Acquisition Reserve Report or an Engineering Audit Letter acceptable to the Management Committee;

        B. Neither the Managing Partners nor any Affiliate shall sell, transfer or convey any or all of their interest in Producing Properties to the Production Partnership or purchase or acquire any oil and gas properties or interest from the Production Partnership, directly or indirectly, except pursuant to transactions that are fair and reasonable to the Limited Partnership under the circumstances at the time such transaction is consummated. Such transactions shall be further subject to the following restrictions:

              (i) Prior to the date on which the Production Partnership has acquired its final Producing Property, neither the Managing Partners nor any Affiliate of a Managing Partner (other than an Affiliated Program) shall acquire any Producing Property after the Activation of the Production Partnership unless prior thereto the Production Partnership shall have been offered the right to acquire such Producing Property, or an interest therein, and the Management Committee shall have determined that the acquisition of such Producing Property, or an interest therein, is not in the best interests of the Production Partnership;

              (ii) Any purchase or sale of a Producing Property from or to a Managing Partner or any Affiliate shall be made at the Property Acquisition Cost for such Producing Property as adjusted for intervening operations, unless the Managing Partner or such Affiliate has reasonable grounds to believe that cost is materially more or less than the fair market value of such property, in which case such sale or purchase shall be made at a price equal to the fair market value thereof as determined by an independent petroleum engineer;

              (iii) If a Managing Partner sells, transfers or conveys any oil, gas or other mineral interests or property to the Production Partnership, it must, at the same time, sell to the Production Partnership an equal proportionate interest in all its other property in the same Prospect. A Sale or conveyance to the Production Partnership of less than the entire ownership interest of a Managing Partner or any Affiliate is only permitted if: (a) the interests retained or obtained by the Managing Partners or Affiliate and acquired by the Production Partnership are either (x) proportionate, uniform and undivided Working Interests if the Producing Property acquired by the Production Partnership is a Working Interest or (y) proportionate, uniform and undivided Royalty Interests if the Producing Property acquired by the Production Partnership is a Royalty, (b) the respective obligations of the Managing Partners or Affiliate and the Production Partnership are substantially the same, and (c) the interest of the Managing Partners or their Affiliates in revenues does not exceed the amount proportionate to their interest. The Managing Partners and their Affiliates may not retain or obtain any overrides or other burdens on the interest obtained by the Production Partnership, and may not enter into any Farmouts with respect to their retained interest, except to nonaffiliated third parties or to an Affiliated Program;

              (iv)In the event a Managing Partner or any Affiliate proposes to acquire an interest in a Producing Property in which the Production Partnership has an interest or in a Producing Property abandoned by the Production Partnership within one year preceding such proposed acquisition, such Managing Partner or Affiliate shall offer the interest to the Production Partnership; and if cash or financing is not available to the Production Partnership to purchase such interest, neither such Managing Partner nor Affiliate shall acquire an interest in such Producing Property. The term "abandon" for the purpose of this subparagraph shall mean the termination, either voluntary or by operation of the Lease or otherwise, of all of the Production Partnership's interest in the Producing Property. This subsection shall not apply after the lapse of five years of the Activation of the Production Partnership or to any Affiliated Program where the interest of such Managing Partner is less than or equal to its interest in the Production Partnership, there are no duplication of fees to the Managing Partners, and the Managing Partners do not obtain a greater benefit from purchase of the interest by the Affiliated Program than they would if the interest were purchased by the Production Partnership;

              (v) During the existence of the Production Partnership and before it has ceased operations, neither Managing Partner nor any Affiliate (excluding any Affiliated Program where the interest of such Managing Partner is less than or equal to its interest in the Production Partnership) shall acquire, retain or drill for its own account any oil and gas interest in any Prospect upon which the Production Partnership possesses an interest, except for transactions which comply with Section 4.3B(iii) or 4.8 of this Agreement. The geological limits of a Producing Property owned by the Production Partnership shall be enlarged or contracted on the basis of subsequently acquired geological data to define the productive limits of a reservoir and must include all of the acreage determined by the subsequent data to be encompassed by such reservoir. If the geological limits of a Producing Property, as so enlarged, encompass any interest held by either a Managing Partner or an Affiliate of a Managing Partner (excluding an Affiliated Program where the interest of such Managing Partner is identical to or less than its interest in the Production Partnership), such interest shall be sold to the Production Partnership in accordance with the provisions of Section 4.3B(iv) of this Agreement and any net income previously received by the Managing Partner or Affiliate shall be paid over to the Production Partnership. If a Managing Partner acquires additional acreage or interests in a Prospect of the Production Partnership, it must sell such to the Production Partnership and is prohibited from retaining any such interest, except as may be permitted by Section 4.3B of this Agreement. Notwithstanding the foregoing, the Production Partnership will not be required to expend additional funds to acquire any such interest unless funds are available from the Capital Contributions of the Partners;

              (vi)Producing Properties may be sold, Farmed-out or otherwise transferred from or to an Affiliated Program only pursuant to transactions that (a) comply with Sections 4.3B(iii) and 4.3B(iv) of this Agreement, and (b) are in exchange for the transferee's obligation to conduct exploratory drilling, Development Drilling, Identified Development Drilling or Improved Recovery operations on such properties or in connection with the formation of a joint venture among the Production Partnership and such Affiliated Program, provided that the compensation arrangement or any other interest or right of the Managing Partners or any Affiliate is the same in the Production Partnership and Affiliated Program, or, if different, the aggregate compensation of the Managing Partners does not exceed the lower of the compensation they would have received in the Production Partnership or the Affiliated Program, and the terms of such Sale, Farmout or transfer comply with the provisions of Section 4.8 of this Agreement;

              (vii) Any Sale of inventory or other materials by the Production Partnership to any Managing Partner or Affiliate shall be made at the applicable rates set forth in the standard form of the accounting procedure then recommended by the Council of Petroleum Accountants Societies of North America;

              (viii) Any  operating  agreements  pursuant to which any  Managing
        Partner or any Affiliate acts as operator of Producing Properties shall be of a nature customary in the industry and payments to any Managing
        Partner or any Affiliate for acting as operator shall not exceed the compensation which would be paid by unaffiliated third parties in the same geographic area for similar goods and services. Reimbursement of the Managing Partner's overhead pursuant to such operating agreement will not be duplicative of any reimbursement of General and Administrative Costs made pursuant to Section 5.2 of this Agreement; and

              (ix)To the extent a Managing Partner or any Affiliate acquires an interest in a Producing Property in which the Production Partnership acquires an interest, such Managing Partner or Affiliate shall pay its allocable portion of the cost of the preparation of the Acquisition Reserve Report or Engineering Audit Letter, as the case may be, respecting such Producing Property.

        C. The Managing Partners may not expend any amount of Production Partnership funds over the term of the Production Partnership for the payment of Production Partnership costs (other than recompletion costs) incurred in connection with Development Drilling and Identified Development Drilling in excess of 10% of the amount of the Limited Partners' capital contributions to the Limited Partnership and the Production Partnership borrowings. If the Managing Partners determine that funds in addition to the Capital Contributions to the Production Partnership are required for the payment of Production Partnership costs (other than Property Acquisition Costs), the Managing Partners may apply or reserve Income or Investment Income for the payment of such Production Partnership costs and/or the Managing Partners may cause the Production Partnership to borrow funds for the payment of Production Partnership costs incurred in connection with Development Drilling, Identified Development Drilling and Improved Recovery operations; provided, however, that the aggregate outstanding principal amount of such borrowings shall not at any one time exceed an amount equal to 20% of the Limited Partners' capital contributions to the Limited Partnership.

        D. Each Managing Partner shall have the authority to secure the payment of borrowings incurred by it for its own account or for purposes of paying its allocable share of Production Partnership costs by assigning to lenders all or part of its Managing Partner's interest in Profits and Distributable Cash, and by granting such lenders a security interest or mortgage in an undivided interest in any Production Partnership Property not to exceed its Managing Partner's percentage interest in Income; provided, however, that the Managing Partners, in the aggregate, shall retain unencumbered at least a 1% interest in each of Production Partnership Property, Profits and Distributable Cash. Notwithstanding anything to the contrary in this Agreement, in the event of any sale or foreclosure of a Managing Partner's interest in full or partial satisfaction of such borrowings, appropriate adjustments shall be made in the Capital Accounts of the Partners and in the method by which Income and costs are allocated to the Partners to assure that the Limited Partnership and the other Managing Partner will not bear any of the costs attributable to such sold or foreclosed interest and that such Managing Partner will not share or participate in any of the capital, Income, costs or distributions attributable to such sold or foreclosed interest except to the extent of the unencumbered interest retained by such Managing Partner.

       Section 4.4.  Prohibited Transactions
       -------------------------------------

      A. Notwithstanding any other provision of this Agreement to the contrary, the following transactions are expressly prohibited:

            (i) the Production Partnership shall not make any loans to a Managing Partner or any Affiliate;

            (ii) neither the Managing Partners nor any Affiliate shall make any loans to the Production Partnership except at a rate of interest not in excess of the interest cost incurred by the Managing Partners or Affiliates or the amount of interest that would be charged to the Production Partnership (without regard to the Managing Partner's or Affiliate's financial abilities or guarantees) by unrelated banks on comparable loans for the same purpose, whichever is lower, and the Managing Partners and Affiliates shall not receive points or financing charges or fees regardless of the amount;

              (iii) except as expressly contemplated hereby, no agent, attorney, accountant or other independent consultant or contractor who is also employed on a full-time basis by any Managing Partner or any Affiliate shall be compensated by the Production Partnership for his or her services;

              (iv)other than those received for the account of the Production Partnership, no rebates may be received by any Managing Partner or any Affiliate in connection with Production Partnership operations or expenditures, nor may any Managing Partner or any Affiliate participate in any reciprocal business arrangement that would circumvent any of the provisions of this Agreement;

              (v) on a monthly basis, costs paid and revenues received by a Managing Partner or an Affiliate for the account of the Production Partnership shall be determined and the net amount resulting from such monthly settlement shall be deposited into a Production Partnership Account and no funds which, after such monthly settlement, are determined to be held for the account of the Production Partnership shall be kept in any account other than a Production Partnership Account, and the Managing Partners shall not employ, or permit any other Person to employ, such funds in any manner except for the benefit of the Production Partnership; it being understood that the Managing Partners may invest Production Partnership funds temporarily in the investments set forth in Section 9.3 of this Agreement pending their use by the Production Partnership. After such monthly settlement, Production Partnership funds may not be commingled with separate funds of either Managing Partner or any other entity; and

            (vi) the Limited Partnership shall not make any advance payment to the Managing Partners or their Affiliates, except where necessary to secure tax benefits of prepaid drilling costs.

      B. Notwithstanding any other provision of this Agreement to the contrary, without the prior Consent of the Limited Partnership granted pursuant to the provisions of Article Eleven of this Agreement and the provisions of the Limited Partnership Agreement, the Managing Partners shall not:

            (i) lease, sell, or dispose of all or substantially all of the Production Partnership's assets;

            (ii) make, exercise or deliver any general assignment for the benefit of the Production Partnership's creditors;

            (iii) except as set forth in Section l0.1A, amend any provision of this Agreement; or

            (iv)  dissolve the Production Partnership.

      Section 4.5.  Other Agreements of the Managing Partners
      -------------------------------------------------------

      A. Anything in this Agreement to the contrary notwithstanding, it is agreed that:

              (i) the Managing  Partners and their Affiliates shall not take any action with respect to the assets or property of the Production Partnership which does not benefit exclusively the Production Partnership, including:

                  (a)  the  utilization  of  Production   Partnership  funds  as
            compensating balances for the benefit of the Managing Partners or an Affiliate of a Managing Partner; and

                  (b) the commitment of future production;

              (ii) all benefits from marketing arrangements or other relationships affecting property of any Managing Partner or its Affiliate and the Production Partnership shall be fairly and equitably apportioned according to the respective interests of each;

              (iii) the Managing Partners may never profit themselves nor any Affiliate by Development Drilling, Identified Development Drilling or Improved Recovery operations in contravention of their fiduciary obligation to the Limited Partnership; and

              (iv) neither the Managing Partners nor any Affiliate shall render to the Production Partnership any oil field, equipage or drilling services nor sell or lease to the Production Partnership any equipment or related supplies unless:

                  (a) such Person is engaged,  independently  of the  Production
            Partnership and as an ordinary and ongoing business, in the business of rendering such services or selling or leasing such equipment and supplies to a substantial extent to other Persons in the oil and gas industry in addition to drilling and income programs in which such Person has an interest;

                  (b) the compensation,  price or rental therefor is competitive with the compensation, price or rental of other Persons in the area engaged in the business of rendering comparable services or selling or leasing comparable equipment and supplies which could reasonably be made available to the Production Partnership;

                  (c) the drilling services are billed on either a per foot, per day or per hour rate, or some combination thereof; and

                  (d) provided that, if such Person is not engaged in a business within the meaning of subdivision (a), then such compensation, price or rental shall be the cost of such services, equipment or supplies to such Person or the competitive rate which could be obtained in the area, whichever is less.

      Section 4.6.  Construction of Gas Gathering Lines
      -------------------------------------------------

      The Managing Partners may cause the Production Partnership to construct gas gathering lines if, in the opinion of the Managing Partners, it would be economically feasible and otherwise consistent with prudent operating practice to do so. The costs of any such gathering lines will be deemed to be Operating Costs and shall be charged to the accounts of the Partners as such. The Managing Partners may, in their discretion, construct, or cause an Affiliate of a Managing Partner or other person to construct, gathering lines from Production Partnership Wells to gas transmission systems. Whenever the Managing Partners construct, or cause an Affiliate of a Managing Partner to construct, a gathering line from a Production Partnership Well to a gas transmission system, the Production Partnership shall pay the Managing Partners or such Affiliate an amount that is not greater than the compensation that an unrelated party could have reasonably charged in an arm's-length transaction for similar services in the area as a transmission fee for the transmission of all gas through the gathering system so constructed, and no other transmission fee shall be paid to the Managing Partners or to any Affiliate.

      Section 4.7.  Contracts with the Managing Partners and Affiliates
      -----------------------------------------------------------------

      All services provided to the Production Partnership by a Managing Partner or any Affiliate for which it is compensated shall be embodied in a written contract precisely setting forth the services to be rendered and the compensation to be paid. Each contract relating to a transaction between the Production Partnership and any Managing Partner or any Affiliate shall contain a provision which shall permit termination of the contract by the Production Partnership without penalty on 30 days' prior written notice. The Limited Partnership shall have the power to terminate, without cause or penalty, any such contract on behalf of the Production Partnership.

      Section 4.8.  Farmouts
      ----------------------

      The Management Committee may dispose of Producing Properties by Sale or Farmout when the Management Committee, exercising the standard of a prudent operator, determines that (a) the Production Partnership lacks sufficient funds to conduct Development Drilling, Identified Development Drilling or Improved Recovery operations on the properties and cannot obtain suitable alternative financing for such Development Drilling, Identified Development Drilling or Improved Recovery operations; (b) the properties have been downgraded by events occurring after assignment to the Production Partnership to the point that additional Development Drilling, Identified Development Drilling, Improved Recovery operations or continued production would no longer be desirable to the Production Partnership; (c) Development Drilling, Identified Development Drilling or Improved Recovery operations on the properties would result in an excessive concentration of Production Partnership funds on a Producing Property creating, in the opinion of the Management Committee, undue risk to the Production Partnership; or (d) the best interests of the Production Partnership would be served by the Sale or Farmout. The Production Partnership shall not conduct any drilling of wells other than Development Drilling and Identified Development Drilling; provided, however, that the drilling of wells other than Development Drilling and Identified Development Drilling may be performed on behalf of the Production Partnership pursuant to Farmouts. Neither the Managing Partners nor any Affiliate shall enter into any Farmout or other agreement with the Production Partnership where in consideration for services to be rendered, an interest in production is payable to the Managing Partners or any Affiliate, unless the Production Partnership has previously expended or committed to expend the maximum amount that is authorized to use for Development Drilling or Identified Development Drilling. Any Sale, Farmout or similar agreement between the Production Partnership and a Managing Partner, Affiliate or Affiliated Program will be permitted under the restrictions set forth in this Article Four and will be subject to the following conditions:

               (i) the Management Committee (or a Managing Partner, if management authority of the Production Partnership with respect thereto has been delegated to it by the Management Committee) exercising the standard of a prudent operator, shall determine that the Sale, Farmout or similar agreement is in the best interests of the Production Partnership; and

              (ii) the terms of the Sale, Farmout or similar agreement are consistent with and in any case no less favorable than those utilized in the same geographic area for similar arrangements.

      Section 4.9.  Other Operations
      ------------------------------

      The Managing Partners and the Management Committee shall devote such time to the Production Partnership as is reasonably required to carry on the Production Partnership business, and the Managing Partners, members of the Management Committee and their Affiliates shall at all times be free, subject to any restrictions contained herein, to engage in all aspects of the Hydrocarbons and natural resources business for their own accounts and for the accounts of others. Without limiting the generality of the foregoing, the Managing Partners and their Affiliates shall have the right to organize and operate other partnerships, joint ventures or other oil and gas investment programs similar to the Limited Partnership and the Production Partnership.

      Section 4.10.  Prosecution, Defense and Settlement of Claims;
                     Indemnification
      -------------------------------------------------------------

      A. The Managing Partners shall arrange to prosecute, defend, settle or compromise actions at law or in equity at the expense of the Production Partnership as may be necessary to enforce or protect the interests of the Production Partnership. The Managing Partners shall satisfy any judgment, decree, decision or settlement, first, out of any insurance proceeds available therefor, next, out of the Production Partnership assets and Income, and, finally, out of the assets of the Managing Partners and the general partners of the Limited Partnership.

      B. In any threatened, pending or completed action, suit or proceeding to which the Managing Partners are a party or are threatened to be made a party by reason of the fact that they are the Managing Partners of the Production Partnership (other than an action by or in the right of the Production Partnership) involving an alleged cause of action for damages arising from the performance of their duties under this Agreement or other activities relative to the management and disposition of Producing Properties or production from such properties, the Production Partnership shall indemnify the Managing Partners against expenses, including attorneys' fees, judgments and amounts paid in settlement, actually and reasonably incurred by them in connection with such action, suit or proceeding if they acted in good faith and in a manner they reasonably believed to be in the best interests of the Production Partnership, and provided that their conduct does not constitute negligence or misconduct. The termination of any action, suit or proceeding by judgment, order or settlement shall not of itself create a presumption that the Managing Partners did not act in good faith and in a manner which they reasonably believed to be in the best interests of the Production Partnership.

      C. In any threatened, pending or completed action or suit by or in the right of the Production Partnership, to which the Managing Partners are a party or are threatened to be made a party, involving an alleged cause of action by the Limited Partnership for damages arising from the activities of the Managing Partners in the management of the internal affairs of the Production Partnership as prescribed in this Agreement or by law, or both, the Production Partnership shall indemnify the

Managing Partners against expenses, including attorneys' fees, actually and reasonably incurred by them in connection with the defense or settlement of such action or suit if they acted in good faith and in a manner they reasonably believed to be in the best interests of the Production Partnership as specified in this subsection, except that no indemnification shall be made in respect of any claim, issue or matter as to which the Managing Partners' course of conduct constituted negligence or misconduct.

      D. To the extent that a Managing Partner has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 4.l0B or 4.l0C of this Agreement, or in defense of any claim, issue or matter therein, the Production Partnership shall indemnify it against the expenses, including attorneys' fees, actually and reasonably incurred by it in connection therewith.

      E. Any indemnification under Section 4.l0B and 4.10C of this Agreement, unless ordered by a court, shall be made by the Production Partnership only as authorized in the specific case and only upon a determination by independent legal counsel in a written opinion that such indemnification is proper in the circumstances because the indemnified party has met the applicable standard of conduct set forth in Sections 4.l0B or 4.l0C of this Agreement.

      F. The Production Partnership shall not incur the costs of that portion of insurance which insures the Managing Partners for any liability as to which the Managing Partners are prohibited from being indemnified under Section 4.10.


                                  ARTICLE FIVE
                       Distributions, Fees and Allocations
                       -----------------------------------

      Section 5.1.  Distributions of Production Partnership Funds
      -----------------------------------------------------------

      The Distributable Cash of the Production Partnership shall be distributed simultaneously to the Limited Partnership and the Managing Partners within 45 days after the close of each calendar quarter. Each Partner's share of each such distribution of Distributable Cash shall be determined after giving effect to the allocations set forth in Sections 5.3 and 5.4 of this Agreement for such period. All distributions of

Distributable Cash shall reduce dollar-for-dollar the balances of the Partners' Capital Accounts.

      Section 5.2.  Fees and Reimbursement of Expenses to the Managing Partners
      -------------------------------------------------------------------------

      Geodyne  Production and PW Production  shall receive as Managing  Partners
(1) on a nonrecurring basis, the Management Fee in an amount equal to 1-1/2% of the Limited Partners' capital contributions to the Limited Partnership; and (2) reimbursement for Direct Administrative Costs billed directly to the Managing Partners and General and Administrative Costs incurred by the Managing Partners or their Affiliates allocable to the Production Partnership, except to the extent that the Managing Partners or their Affiliates are otherwise reimbursed for such costs through the payment of Property Acquisition Costs, Operating Costs or otherwise. Geodyne Production and PW Production shall allocate between themselves the payment of the Management Fee as follows: in the event the Fee (as defined in the Limited Partnership Agreement) (hereinafter referred to as the "Limited Partnership Fee") is less than the actual organization and offering costs of the Limited Partnership plus Unreimbursed Prior Organization and Offering Costs (as defined in the Limited Partnership Agreement), then the Management Fee shall be paid 60% to PW Production and 40% to Geodyne Production to the extent of such deficiency, 60% to PW Production and 40% to Geodyne Production to the extent of organization and offering costs and the remainder of the Management Fee shall be paid 75% to PW Production and 25% to Geodyne Production. In the event the Limited Partnership Fee is equal to or greater than the actual organization and offering costs of the Limited Partnership plus Unreimbursed Prior Organization and Offering Costs (as defined in the Limited Partnership Agreement), then the Management Fee shall be paid 60% to PW Production and 40% to Geodyne Production to the extent of organization and offering costs and the remainder shall be paid as follows: in the event the payment referred to in Section 3.6B(i) of the Limited Partnership Agreement has been made (but the payments in Section 3.6B(ii) and (iii) have not been made) to the general partners of the Limited Partnership, the Management Fee shall be paid 75% to PW Production and 25% to Geodyne Production; in the event the payment referred to in Section 3.6B(ii) of the Limited Partnership Agreement has been made (but the payment in Section 3.6B(iii) has not been made) to the general partners of the Limited Partnership, the excess of the Management Fee over the amount paid to the general partners of the Limited Partnership pursuant to
Section 3.6B(ii) of the Limited Partnership Agreement shall be paid 75% to PW Production and 25% to Geodyne Production, the balance of the Management Fee, but not in excess of 1% of the Limited Partners' capital contributions to the Limited Partnership, shall be paid 50% to PW Production and 50% to Geodyne Production, and any remaining balance of the Management Fee shall be paid 70% to PW Production and 30% to Geodyne Production; and in the event the payment referred to in Section 3.6B(iii) of the Limited Partnership Agreement has been made to the general partners of the Limited Partnership, the excess of the Management Fee over the amount paid to the general partners of the Limited Partnership pursuant to Section 3.6B(iii) of the Limited Partnership Agreement, but not in excess of 1% of the Limited Partners' capital contributions to the Limited Partnership, shall be paid 50% to PW Production and 50% to Geodyne Production, and the balance of the Management Fee shall be paid 70% to PW Production and 30% to Geodyne Production.

      Section 5.3.  Allocation of Income, Investment Income, Costs and
                    Deductions
      ----------------------------------------------------------------

      A. The Income, Investment Income, Profits, Production Partnership costs and losses of the Production Partnership shall be determined and allocated with respect to each Fiscal Year of the Production Partnership as of and within 75 days after the end of such Fiscal Year.

      B. (i) 100% of Investment Income, Property Acquisition Costs, costs incurred in connection with Identified Development Drilling (including any interest, commitment fees and other finance charges with respect to borrowings incurred in connection therewith) and the Management Fee referred to in Section 5.2(1) of this Agreement shall all be allocated to, and borne by, the Limited Partnership. 100% of Organization and Offering Costs shall be allocated to, and borne by, the Managing Partners as follows: 60% to PW Production and 40% to Geodyne Production. Except as otherwise provided in Sections 5.3B(ii) and 5.3B(iii), Income, General and Administrative Costs, Operating Costs, costs incurred in connection with Development Drilling and Direct Administrative Costs shall be allocated among, and borne by, the Partners in the following percentages:

            (a)   Until Payout:
                  Limited Partnership             90.9091%

                  PW Production and Geodyne
                  Production (in the aggregate)    9.0909%

            (b)   After Payout:
                  Limited Partnership             85.8586%

                  PW Production and Geodyne
                  Production (in the aggregate)   14.1414%

      The Managing Partners shall allocate between themselves their aggregate Interest before and after Payout as follows: 70% to PW Production and 30% to Geodyne Production if the Production Partnership is Activated within twelve months after the date on which the registration statement filed with the Securities and Exchange Commission with respect to the Units is declared effective (the "Effective Date"), and 60% to PW Production and 40% to Geodyne Production if the Production Partnership is Activated during the twelve month period ending twenty-four months after the Effective Date; provided, however, that if the Production Partnership was Activated more than twelve months after the Effective Date and the immediately preceding Prior Production Partnership was activated (as defined in the partnership agreement respecting such Prior Production Partnership) within twelve months after the Effective Date, then PW Production shall be allocated that percentage of the aggregate Managing Partners' Interest represented by a fraction, the numerator of which is equal to the sum of (i) 70 multiplied by the number of days from the activation of the immediately preceding Prior Production Partnership through the date that is 12 months after the Effective Date, and (ii) 60 multiplied by the number of days from the date that is 12 months after the Effective Date through the date of the Activation of the Production Partnership, and the denominator of which is the total number of days that has elapsed from the activation of the immediately preceding Prior Production Partnership to the Activation of the Production Partnership, and Geodyne Production shall be allocated the balance of the aggregate Managing Partners' Interest (such allocation between the Managing Partners of their aggregate Interest being their "Sharing Ratios"). The Managing Partners shall have the authority to amend this Agreement to provide for any different allocation between themselves at their discretion.

            (ii) As used in this subsection, the "Measuring Date" shall be the earlier of the date on which 90% of the Limited Partnership's Capital Contribution has been expended or the second anniversary of the Activation of the Production Partnership; the first "Allocation Period" shall be the twelve month period beginning on the last day of the first full Fiscal Year quarter after the Measuring Date; and each twelve month period following the end of the first Allocation Period shall also be referred to as an "Allocation Period". Notwithstanding anything to the contrary contained herein, if during each of the first two Allocation Periods the amount of cash distributed to the Limited Partnership that is attributable to the allocations set forth in Section 5.3B(i) is less than a 15.1515% cumulative (but not compounded) twelve-month return on the Limited Partners' capital contributions to the Limited Partnership, then there shall be distributed to the Limited Partnership thereafter (in addition to the amount of Distributable Cash distributed to the Limited Partnership resulting from the allocations to the Limited Partnership set forth in
      Section 5.3B(i)) an amount of cash up to 50% of the cash otherwise distributable to the Managing Partners thereafter pursuant to the allocations set forth in Section 5.3B(i) not to exceed the amount of any such deficiency (the amount of such cash distribution being a "Transfer Amount"), and Income and costs sufficient to yield an amount of Distributable Cash equal to the Transfer Amount and otherwise allocable to the Managing Partners during the Fiscal Year in which such Allocation Period ends and, to the extent necessary, each Fiscal Year thereafter pursuant to Section 5.3B(i) shall be allocated to the Limited Partnership. If during any Allocation Period after the initial two Allocation Periods, the Limited Partnership is being allocated Income and costs pursuant to
      Section 5.3B(i) such that there is distributed to the Limited Partnership an amount of cash in excess of a 15.1515% cumulative (but not compounded) twelve-month return on the Limited Partners' capital contributions to the Limited Partnership since the beginning of the first two Allocation Periods (such excess amount of cash being the "Surplus"), and there has been distributed to the Limited Partnership a Transfer Amount, then there shall be distributed to the Managing Partners thereafter an aggregate amount of cash otherwise distributable to the Limited Partnership pursuant to the allocations set forth in Section 5.3B(i) equal to the amount of any Surplus (the amount of such cash distribution being a "Reverse Transfer Amount"), and Income and costs sufficient to yield an amount of Distributable Cash equal to the Reverse Transfer Amount and otherwise allocable to the Limited Partnership during the Fiscal Year in which such Allocation Period ends and, to the extent necessary, each Fiscal Year thereafter pursuant to Section 5.3B(i) shall be allocated to the Managing Partners; provided, however, that the amount of any Reverse Transfer Amount distributed to the Managing Partners shall not exceed an amount equal to the aggregate of the Transfer Amounts distributed to the Limited Partnership less the aggregate of all Reverse Transfer Amounts previously distributed to the Managing Partners.

            (iii) Notwithstanding anything to the contrary contained herein, if on the seventh anniversary of the last day of the Fiscal Year in which the Production Partnership commences Development Drilling, or Identified Development Drilling, and in each Fiscal Year thereafter, (a) the aggregate amount of Income less the aggregate amount of direct lease operating expenses and severance, ad valorem, windfall profits, excise and other taxes (but not income taxes) allocated to the Limited Partnership pursuant to Section 5.3(B)(i) attributable to production resulting from Development Drilling and Identified Development Drilling on Producing Properties is less than (b) the aggregate amount of costs allocated to the Limited Partnership pursuant to Section 5.3(B)(i) incurred in connection with Development Drilling and Identified Development Drilling on Producing Properties during each Fiscal Year ending seven or more years prior thereto, then Income and costs otherwise allocable to the Managing Partners pursuant to Section 5.3B(i) shall thereafter be allocated to the Limited Partnership until such deficiency in Income is eliminated.

            (iv) For purposes of the allocations set forth in Section 5.3B(ii) of this Agreement, the amount of cash distributed to the Limited
      Partnership for purposes of determining the return on the Limited Partners' capital contributions to the Limited Partnership shall not include any amounts attributable to the Production Partnership's payment of any windfall profits tax.

        C. All items of Income, gain, loss, deduction and credit allowable for Federal income tax purposes and all recapture of any such deductions and credits shall be allocated and charged or credited to the Partners in the same manner that the revenues, costs or expenses giving rise to such items of income, gain, loss, deduction and credit are allocated and charged. Federal income tax deductions for cost or percentage depletion with respect to any Producing Property shall be determined at the Partner level and shall be determined in the case of percentage depletion on the same basis that the Income from the Producing Property is allocated; and the Production Partnership shall allocate, under Section 612A(c)(7)(D) of the Code, its adjusted basis in each Producing Property to the Partners in proportion to the interest of each in the Production Partnership capital ultimately used to acquire that property. If such allocation of basis is not permitted under the Code, the basis of each such property shall be allocated in the manner which the Managing Partners deem will most closely achieve the result intended above.

        D. Capital Accounts shall be established and maintained for each Partner in accordance with tax accounting principles and with valid regulations issued by the U.S. Treasury Department under subsection 704(b) of the Code (the "704 Regulations"). To the extent that tax accounting principles and the 704 Regulations may conflict, the latter shall control. In connection with the establishment and maintenance of such Capital Accounts, the following provisions shall apply:

            (1) Each Partner's Capital Account shall be (i) increased by the amount of its Capital Contribution, the fair market value of property contributed by it to the Production Partnership (net of liabilities securing such contributed property that the Production Partnership is considered to assume or take subject to under section 752 of the Code) and allocations to it of Income and gain (except to the extent such Income or gain has previously been reflected in its Capital Account by adjustments thereto) and (ii) decreased by the amount of Distributable Cash distributed to it, the fair market value of property distributed to it by the Production Partnership (net of liabilities securing such distributed property that such Partner is considered to assume or take subject to under section 752 of the Code) and allocations to it of Production Partnership loss, deduction (except to the extent such loss or deduction has previously been reflected in its Capital Account by adjustments thereto) and expenditures described in section 705(a)(2)(B) of the Code.

            (ii) In the event Production Partnership Property is distributed to a Partner, then, before the Capital Account of such Partner is adjusted as required by clause (i) of this Section 5.3D, the Capital Accounts of the Partners shall be adjusted to reflect the manner in which the unrealized Income, gain, loss and deduction inherent in such Production Partnership Property (that has not been reflected in such Capital Accounts previously) would be allocated among the Partners if there were a taxable disposition of such Production Partnership Property for its fair market value on the date of distribution.

            (iii) If, pursuant to this Agreement, Production Partnership Property is reflected on the books of the Production Partnership at a book value that differs from the adjusted tax basis of such Production
      Partnership Property, then the Partners' Capital Accounts shall be adjusted in accordance with the 704 Regulations for allocations to the Partners of depreciation, depletion, amortization, and gain or loss, as computed for book purposes, with respect to such Production Partnership Property.

            (iv) The Partner's Capital Accounts shall be adjusted for depletion and gain or loss with respect to the Production Partnership's oil or gas properties in whichever of the following manners the Managing Partners determine is in the best interests of the Partners:

                  (a) The  Partners'  Capital  Accounts  shall be  reduced  by a simulated depletion allowance computed on each oil or gas property using either the cost depletion method or the percentage depletion method (without regard to the limitations under the Code which could apply to less than all Partners); provided, however, that the choice between the cost depletion method and the percentage depletion method shall be made on a property-by-property basis and such choices shall be binding for all Production Partnership taxable years during which such oil or gas property is held by the Production Partnership. Such reductions for depletion shall be allocated among the Partners' Capital Accounts in the same proportions as the adjusted basis in the particular property is allocated to each Partner. Upon the taxable disposition of an oil or gas property by the Production Partnership, the Production Partnership's simulated gain or loss shall be determined by subtracting its simulated adjusted basis (aggregate adjusted tax basis of the Partners less simulated depletion allowances) in such property from the amount realized on such disposition and the Partners' Capital Accounts shall be increased or reduced, as the case may be, by the amount of the simulated gain or loss on such disposition in proportion to the Partners' allocable shares of the total amount realized on such disposition, or

                  (b) The Production Partnership shall reduce the Capital Account of each Partner in an amount equal to such Partner's depletion allowance with respect to each oil or gas property of the Production Partnership (for the Partner's taxable year that ends within the Production Partnership's taxable year), but such reductions for depletion shall not exceed the adjusted basis allocated to such Partner with respect to such property. Upon the taxable disposition of an oil or gas property by the Production Partnership, the Capital Account of each Partner shall be reduced or increased, as the case may be, by the amount of the difference between such Partner's allocable share of the total amount realized on such disposition and such Partner's remaining adjusted tax basis in such property.

            (v) For purposes of determining the Capital Account balance of any Partner as of the end of any Production Partnership taxable year for purposes of Subsection 5.3I hereto, such Partner's Capital Account shall be reduced by:

                  (a) Adjustments  that, as of the end of such year,  reasonably are expected to be made to such Partner's Capital Account pursuant to paragraph (b)(2)(iv)(k) of the 704 Regulations for depletion allowances with respect to oil and gas properties of the Production Partnership, and

                  (b) Distributions that, as of the end of such year, reasonably are expected to be made to such Partner pursuant to Code section 704(e)(2), Code section 706(d), and paragraph (b)(2)(ii) of section 1.751-1 of regulations promulgated under the Code, and

                  (c) Distributions that, as of the end of such year, reasonably are expected to be made to such Partner to the extent they exceed offsetting increases to such Partner's Capital Account that reasonably are expected to occur during (or prior to) the Production Partnership taxable years in which such distributions are expected to be made.

      E. The Capital Accounts of those Partners which are charged with an expense of the Production Partnership shall be credited with any portion of that expense which is finally determined, judicially or administratively, to be nondeductible for Federal income tax purposes, less any amortization or depreciation thereof incurred prior to the date that the credit is made.

      F. In allocating Income and costs for any Fiscal Year in which the ratio for sharing Income and costs changes pursuant to Section 5.3B(i), the allocations of Income and costs shall be made, and the books of the Production Partnership shall be closed, as soon as practicable after the date Payout occurs, to determine each Partner's share of pre-change Income and costs and each Partner's share of post-change Income and costs for that Fiscal Year.

      G. Proceeds received from the Sale or transfer of all or any part of the Production Partnership's Producing Properties shall be allocated to the Limited Partnership and the Managing Partners to the extent of their adjusted basis in such sold or transferred Production Partnership Property. Proceeds in excess of said amount shall be allocated in accordance with the percentages set forth in
Section 5.3B(i) , except that, notwithstanding the provisions of Section 5.3F and solely for purposes of this Section 5.3G, where the proceeds from such Sale are distributed to the Partners and a portion of the Distributable Cash attributable to such Sale proceeds is sufficient in amount to cause Payout to occur in accordance with the allocation percentages in effect until Payout, Payout shall be deemed to occur such that Income and Distributable Cash attributable to the portion of such Sale proceeds in excess of the portion of Sales proceeds sufficient in amount to cause Payout to occur shall be allocated in accordance with the allocation percentages in effect after Payout.

      H. Notwithstanding any other provision of this Agreement, if, under any provision of this Agreement, the Capital Account of any Partner is adjusted to reflect the difference between the basis to the Production Partnership of Production Partnership Property and such Production Partnership Property's fair market value, then all items of Income, gain, loss, and deduction with respect to such Production Partnership Property shall be allocated among the Partners so as to take account of the variation between the basis of such Production Partnership Property and its fair market value at the time of the adjustment to such Partner's Capital Account in accordance with the requirements of subsection 704(c) of the Code, or in the same manner as provided under subsection 704(c) of the Code.

      I.    Notwithstanding anything to the contrary stated herein,

            (a) There shall be allocated to the Managing Partners, pro rata, any item of loss, deduction, credit or allowance that, but for this Section 5.3I, would have been allocated to the other General Partner that is not obligated to restore any deficit balance in such Partner's Capital Account and would have thereupon caused or increased a deficit balance in such Partner's Capital Account as of the end of the Production Partnership's taxable year to which such allocation related (after taking into consideration the provisions of Subsection 5.3D(v) hereof);

            (b) Any General Partner that is not obligated to restore any deficit balance in such Partner's Capital Account who unexpectedly receives an adjustment, allocation or distribution specified in Subsection 5.3D(v) hereof shall be allocated items of Income and gain in an amount and manner sufficient to eliminate such deficit balance as quickly as possible; and

            (c) In the event any allocations of loss, deduction, credit or allowance are made to the Managing Partners pursuant to clause (a) of this Subsection 5.3I, the Managing Partners shall be subsequently allocated all items of Income and gain until the aggregate amount of such allocations of Income and gain is equal to the aggregate amount of any such allocations of loss, deduction, credit or allowance allocated to such Partners pursuant to clause (a) of this Subsection 5.3I.

      Section 5.4.  Determinations of Allocations and Distributions
      -------------------------------------------------------------

      Distributable Cash, Income, Investment Income, costs, deductions, Profits and Losses allocable to the Partners shall be distributed or allocated, as the case may be, to the Persons who were Partners, as of the last day of the fiscal period for which the distribution or allocation is to be made, except that in any fiscal period in which a Partner sells, assigns or transfers all or any part of such Partner's Interest to any Person who during the fiscal period is admitted as a Substituted Partner, the Distributable Cash, Income, Investment Income, costs, deductions, Profits and Losses attributable to the Interest so sold, assigned or transferred shall, subject to the provisions of Section 10.2 of this Agreement, be allocated between the transferor and the transferee on the basis of the number of days in the fiscal period before the admission, and on and after the admission, of the transferee as a Substituted Partner; provided, however, that the Distributable Cash attributable to a Sale of a Producing Property shall be distributed to those Partners who are Partners on the day the distribution of such Distributable Cash occurs. The Managing Partners shall inform the other Partners of the occurrence and terms of any such Sale by the Production Partnership as soon as practicable after such Sale has been consummated.

                                   ARTICLE SIX
                 Transferability of Managing Partner's Interests
                 -----------------------------------------------

        Section 6.1.  Transferability of Managing Partner's Interest
        ------------------------------------------------------------

        A. Except as provided in Sections 6.lB and 6.2B, each of the Managing Partners shall not have the right to retire, withdraw, transfer or assign its Managing Partner Interest, except that there may be substituted in its stead as Managing Partner any entity that has, by merger, consolidation or otherwise, acquired substantially all of its assets or capital stock and continued its business.

        B. Each Managing Partner may, upon at least ninety days' written notice to the Limited Partnership and the other Managing Partner, cause the Production Partnership to distribute, in partial liquidation of its Interest in the Production Partnership, to such Managing Partner fractional, undivided interests in the Producing Properties of the Production Partnership (such interest of a Managing Partner in a Producing Property distributed is hereinafter referred to as the "Distributed Interest") up to an aggregate interest equal in value to 75% of the value of the Producing Properties of the Production Partnership that it would have been entitled to upon a hypothetical liquidation of the Production Partnership after application of the provisions of Section 8.2 of this Agreement (the interest in a Producing Property of a Managing Partner retained in the Production Partnership is hereinafter referred to as the "Retained Interest") provided, however, that no such distribution shall occur (i) more than once with respect to a Managing Partner, (ii) prior to seven years after the Activation of the Production Partnership and (iii) unless such Managing Partner obtains an opinion of counsel to the Production Partnership to the effect that such distribution will not result in any material adverse tax consequence to the other Managing Partner or to the Limited Partners. Notwithstanding anything to the contrary in this Agreement, in the event that any such distribution is made, appropriate adjustments shall be made in the Capital Accounts of the Partners and in the allocation of Production Partnership Income and costs to assure that the other Managing Partner will not share or participate in any of the capital, costs, Income, or distributions attributable to the Producing Properties of the Production Partnership except to the extent of the Retained Interest of such Managing Partner.

       Section 6.2.  Removal of Managing Partners
       ------------------------------------------

       A. (i) The power shall be vested in the Limited Partnership to remove at any time any Managing Partner. The power shall be vested in the Limited Partnership to consent to the admission of a successor Managing Partner following the Removal of any Managing Partner by the Limited Partnership. A successor Managing Partner shall be selected pursuant to the provisions of Section 6.2D of this Agreement.

             (ii) (a) A  Managing  Partner  shall  have the power to Remove  the other Managing Partner, and pursuant to Section l0.lA of this Agreement, admit a successor Managing Partner, for "Cause" as defined in Section 6.2A(ii)(b), but for no other reason.

                    (b) "Cause" for  purposes  of Section  6.2A(ii)(a)  shall be deemed to exist only (i) when a court of competent jurisdiction shall have made a final determination (which determination is not successfully appealed) that a Managing Partner has been guilty of gross negligence, fraud, intentional misconduct or similar breach of fiduciary responsibility in carrying out its duties as a Managing Partner, or (ii) a Managing Partner is dissolved or liquidated on account of insolvency or any other event occurs resulting in the appointment of a trustee or receiver who acquires control of the affairs of such Managing Partner for the purpose of dissolution or liquidation on account of insolvency, and such trustee or receiver is not dismissed within 90 days after appointment of such trustee or receiver, or (iii) (a) a report on the audited financial statements of a Managing Partner and its consolidated corporate affiliates is issued by the independent accountants for such Managing Partner that is qualified on a going concern basis, or (b) either Managing Partner requests an audit to be performed of the other Managing Partner and its consolidated corporate affiliates by the independent accountants for the other Managing Partner (the expense of such audit being paid by the Managing Partner requesting the audit) , and such audit results in the issuance of an opinion with respect to the financial statements of the other Managing Partner and its consolidated corporate affiliates for the period ending, and as of, the most recent date feasible, that is qualified on a going concern basis.

      B. (i) In the event that a Managing Partner is Removed, the Removed Managing Partner's Interest in the Production Partnership shall be transferred to the other Managing Partner, and the other Managing Partner shall assign to the Removed Managing Partner a portion of Production Partnership Income, costs and Distributable Cash as and when such items are allocated or distributed, as the case may be, by the

            Production Partnership equal to the percentage interest of the Removed Managing Partner in the Production Partnership prior to its Removal; provided, however, that such assignment shall be reduced proportionately in the event of a foreclosure or sale referred to in
            Section 4.3D with respect to the Removed Managing Partner's interest transferred to the other Managing Partner to the extent of the foreclosed or sold interest.

            (ii) If a sole Managing Partner is Removed and a successor Managing Partner is to be admitted to the Production Partnership, the removed Managing Partner shall not be Removed until a successor Managing Partner has been admitted to the Production Partnership pursuant to
            Article 10 of this Agreement.

            (iii) In the event a sole Managing Partner is Removed by the Limited Partnership and a successor Managing Partner is to be admitted, the incoming Managing Partner and the Removed Managing Partner shall, by mutual agreement, select an independent petroleum consultant to value the Removed Managing Partner's Interest in the Production Partnership. In determining the value of the Managing Partner's
            Interest, the independent consultant will take into account appropriate discount factors in light of the risk of recovery of oil and gas reserves, and, in any event, will utilize a "risk factor" discount no less than that utilized in the most recent offer extended pursuant to Section 7.5 of the Limited Partnership Agreement, if any. The incoming Managing Partner, or the Production Partnership, shall have the option to purchase at least 20% of the Interest of the Removed Managing Partner for the value determined by the independent appraisal. The Removed Managing Partner's Interest in the Production Partnership shall be transferred to the successor Managing Partner, and the successor Managing Partner shall assign to the Removed Managing Partner a portion of Production Partnership Income, costs and Distributable Cash as and when such items are allocated or distributed, as the case may be, by the Production Partnership equal to the percentage interest of the Removed Managing Partner in the Production Partnership prior to Removal, less the portion purchased by the successor Managing Partner or the Production Partnership.

      C. Notwithstanding Section 3.6, any Managing Partner who shall be Removed pursuant to the provisions of Section 6.2 shall be released by the other Partners from all liability for Production Partnership debts and obligations incurred by the Production Partnership prior to the date of such Removal.

      D. Under circumstances in which the Limited Partnership Consents to the admission of a successor Managing Partner, such admission shall not become effective unless the Production Partnership shall have received a certificate, duly executed by or on behalf of such proposed successor Managing Partner to the effect that it is experienced in the performance (or employs sufficient personnel who are experienced in performing) of functions of the type then being performed by the Removed Managing Partner.


                                  ARTICLE SEVEN
                Transferability of Limited Partnership's Interest
               --------------------------------------------------

        Section 7.1.  Transferability of Limited Partnership's Interest
        ---------------------------------------------------------------

      No Sale, exchange, transfer or assignment of the Limited Partnership's Interest may be made if in the opinion of counsel to the Production Partnership, such Sale, exchange, transfer or assignment, would (i) result in the Production Partnership being considered to have terminated within the meaning of Section 708 of the Code, or (ii) cause the Production Partnership to lose its status as a partnership for Federal income tax purposes. In addition, the Managing Partners may require an opinion of the transferor's counsel, satisfactory to the Managing Partners, that such Sale, exchange, transfer or assignment would not violate the Securities Act of 1933, as amended, or any state securities or "blue sky" laws.


      Section 7.2.  Incapacity of Partners
      ------------------------------------

      If a Partner (including a Managing Partner) becomes Incapacitated, the Person who is its legal representative shall have all the rights of a Partner for the purpose of settling or managing its estate and such power as the Incapacitated Partner possessed to assign all or any part of its Interest and to join with such assignee in satisfying conditions precedent to such assignee becoming a Substituted Partner. The Incapacity of a Partner shall not dissolve the Production Partnership.

      Section 7.3.  Assignees and Substituted Partners
      ------------------------------------------------

        A. The Production Partnership shall not recognize for any purpose any purported sale, assignment or transfer of all or any fraction of the Interest of the Limited Partnership unless the provisions of Section 7.1 shall have been complied with and there shall have been filed with the Production Partnership a dated Notification of such sale, assignment or transfer, executed and acknowledged by both the seller, assignor or transferor and the purchaser, assignee or transferee and such Notification (i) contains the acceptance by the purchaser, assignee or transferee of all of the terms and provisions of this Agreement and (ii) represents that such sale, assignment or transfer was made in accordance with all applicable laws and regulations. Any sale, assignment or transfer shall be recognized by the Production Partnership as effective on the date of such Notification if the date of such Notification is within 30 days of the date on which such Notification is filed with the Production Partnership, and otherwise shall be recognized as effective on the date such Notification is filed with the Production Partnership.

      B. If the Limited Partnership assigns all of its Interest to an assignee, the Limited Partnership shall cease to be a Partner.

      C. A Person who is the assignee of all or any fraction of the Interest of the Limited Partnership shall be subject to all the provisions of this Article Seven to the same extent and in the same manner as the Limited Partnership desiring to make an assignment of its Interest.

      D. Any purchaser, assignee, transferee, donee, heir, legatee or other recipient of an Interest shall be admitted to the Production Partnership as a Substituted Partner only with the Consent of the other Partners, which Consent may be granted or withheld by such Partners at their sole and absolute discretion. The admission of such Person as a Substituted Partner shall be evidenced by the execution by the Partners of a certificate evidencing the admission of such Person as a Partner and an amendment to this Agreement executed by the Managing Partners on their own behalf, as well as on behalf of each other Partner, pursuant to the power of attorney granted pursuant to Section 12.5 of this Agreement.

      E. No Person shall become a Substituted Partner until such Person shall have satisfied the requirements of Section 10.2; provided, however, that for the purpose of allocating Income, Investment Income, Profits, Losses, costs, and Distributable Cash, a Person shall be treated as having become, and as appearing in the records of the Production Partnership as, a Partner on such date as the sale, assignment or transfer to such Person was recognized by the Production Partnership pursuant to Section 7.3A.

        Section 7.4.  Incapacity of the Limited Partnership
        ---------------------------------------------------

        Upon the Incapacity of the Limited Partnership or upon the seizure of a Limited Partnership's Interest in the Production Partnership, the successor to such Limited Partnership's Interest ("Successor") shall be deemed an assignee of such Limited Partnership's Interest in the Production Partnership and neither the Production Partnership nor the Successor shall have the right to demand immediate valuation and payment of such Limited Partnership's Interest.

                                  ARTICLE EIGHT
                    Dissolution, Liquidation and Termination
                          of the Production Partnership
                          -----------------------------

        Section 8.1.  Events Causing Dissolution
        ----------------------------------------

      A. The Production Partnership shall be dissolved upon the happening of any of the following events:

              (i) the expiration of its term, unless its term shall have been extended by the Management Committee pursuant to Section 2.4 of this Agreement;

              (ii) the Incapacity of the sole Managing Partner. However, within ninety days thereafter the remaining Partners may elect to reconstitute the Production Partnership prior to application of the liquidation provisions of Section 8.2;

            (iii) the Sale or other disposition at one time of all or substantially all of the assets of the Production Partnership existing at the time of such Sale;

              (iv) the election to dissolve the Production Partnership (a) by the Managing Partners (which election shall be Consented to by the Limited Partnership), or (b) by the Consent of all Partners;

              (v) ninety days after the Removal (unless the Limited Partnership Consents to a Successor pursuant to Section 6.2 of this Agreement) of the sole Managing Partner;

              (vi) the happening of any other event causing the dissolution of the Production Partnership under the laws of the State, except that the Incapacity of any Partner (other than the sole Managing Partner) shall not dissolve the Production Partnership and the seizure of the Interest of any Partner shall not dissolve the Production Partnership.

      B. Dissolution of the Production Partnership shall be effective on the day on which the event occurs giving rise to the dissolution, but the Production Partnership shall not terminate until the Managing Partners have recorded a notice of dissolution of the Production Partnership in the proper records of any jurisdiction in which this Agreement has been recorded and shall have complied with the laws of the states in which its does business and the assets of the Production Partnership have been distributed as provided in Section 8.2.

      C. Nothing contained in this Agreement shall impair, restrict or limit the rights and powers of the Partners under the laws of the State or any other jurisdiction in which the Production Partnership is doing business to reform and reconstitute themselves as a general partnership following dissolution of the Production Partnership either under provisions identical to those set forth herein or under any other provisions.

      Section 8.2.  Liquidation
      -------------------------

      A. Upon dissolution of the Production Partnership, its liabilities shall be paid in the order provided herein. The Managing Partners shall either distribute in kind or sell the Production Partnership's property so that such disposition is in the best interests of the Limited Partnership, and shall execute all amendments terminating the Production Partnership. In connection with any such Sale, the Managing Partners shall attempt to obtain the best prices for such property. Pending such Sales, the Managing Partners shall have the right to continue to operate and otherwise to deal with Production Partnership property. In the event the Production Partnership is dissolved on account of the Incapacity or Removal of the sole Managing Partner, the Production Partnership shall elect, in accordance with the provisions of Article Eleven, a person (the "Liquidating Agent") to perform the function of a Managing Partner in liquidating the assets of the Production Partnership and winding up its affairs, and shall pay to such Liquidating Agent its reasonable fees and expenses incurred in connection therewith. Gain or loss realized on the Sale or other disposition of the Production Partnership's assets will be credited to (in the case of gain) or charged against (in the case of loss) each Partner's Capital Account to the extent allocable to it under Sections 5.3 and 5.4 of this Agreement. In the event of a distribution in kind of (a) any property other than an interest in a Producing Property, each Partner's Capital Account shall be debited with the portion of the Production Partnership's adjusted basis thereof attributable to the interest therein distributed to it and (b) any Producing Property or an interest in any Producing Property, each Partner's Capital Account shall first be credited or debited with its share of the unrealized appreciation or depreciation in the fair market value of said Producing Property or interest in said Producing Property. Each Partner's share of said unrealized appreciation or depreciation shall be equivalent to its share (allocated pursuant to Sections 5.3 and 5.4 of this Agreement) of the gain or loss on an actual Sale of such Producing Property or interest therein. The Capital Account of each Partner to whom a Producing Property or an interest in a Producing Property is distributed shall be debited with the fair market value of the Producing Property distributed to it. Any liquidation of the Production Partnership shall take place out of court and without application being made therefor to the Secretary of State of the State of Oklahoma.

        B. In settling accounts after dissolution, the assets of the Production Partnership shall be paid out in the following order: (i) to third party creditors, in the order or priority as provided by law; (ii) to the Managing Partners and any Liquidating Agent for any expenses of the Production Partnership paid by or payable to them to the extent they are entitled to reimbursement therefor pursuant to this Agreement; (iii) to the Limited Partnership in the amount equivalent to the amount of its positive Capital Account balances (as adjusted pursuant to Section 8.2A) on the date of distribution; (iv) to the Managing Partners in the amount equivalent to the amount of their positive Capital Account balances (as adjusted pursuant to Section 8.2A) on the date of distribution; and (v) the balance shall be paid to the Partners in the manner provided for by Sections 5.1, 5.3 and 5.4 of this Agreement with respect to Distributable Cash.

        C. If any Managing Partner has a deficit balance in its Capital Account following the distribution(s) provided for in Section 8.2B above, as determined after taking into account all adjustments to its Capital Account for the taxable year of the Production Partnership during which such distribution(s) occur, it shall restore the amount of such deficit balance to the Production Partnership within 90 days and such account shall be distributed to the other Parties in accordance with their positive Capital Account balances.

      D. Upon the liquidation or partial liquidation of any Managing Partner's Interest pursuant to Article 6 hereof, distribution to the Managing Partner whose Interest is being liquidated shall be made pro rata to such Partner in accordance with and to the extent of such Partner's positive Capital Account balance after the Partners' Capital Accounts are adjusted as if all of the Production Partnership's property had been sold at its fair market value immediately prior to such distribution and the gain or loss realized on such sale charged or credited to the Partners' Capital Accounts in accordance with the provisions of Article 5 hereof, provided, however, that if such Partner has a deficit balance in its Capital Account following such distribution (or adjustment of such Partner's Capital Account pursuant to this Section 8.2D), such Partner shall restore the amount of such deficit balance to the Production Partnership by the later of the end of the Production Partnership taxable year in which the liquidation of such Partner's Interest occurs or 90 days after the date of such liquidation.

                                  ARTICLE NINE
               Books and Records; Accounting; Tax Elections; etc.
               --------------------------------------------------

        Section 9.1.  Books and Records
        -------------------------------

        The books and records of the Production Partnership, including information relating to the sale by the Managing Partners or any Affiliates of goods or services to the Production Partnership, and a list of the names and addresses and Interests of all Partners, shall be maintained by the Managing Partners at the principal office of the Production Partnership for a period of five years following the close of the Fiscal Year to which they relate and shall be available for examination there by any Partner or its duly authorized representatives at any and all reasonable times. Any Partner, or its duly authorized representatives, upon paying the costs of collection, duplication and mailing, shall be entitled for any proper purpose to a copy of the list of names and addresses and Interests of the Partners. The Production Partnership may maintain such other books and records and may provide such financial or other statements as the Managing Partners in their discretion deem advisable.

      Section 9.2.  Accounting Basis for Tax and Reporting Purposes;
                    Fiscal Year
      --------------------------------------------------------------

      The books and records of the Production Partnership for tax purposes, for purposes of this agreement and for the purpose of reports to the Partners shall be kept on the cash or accrual basis, as the Managing Partners shall determine. The Fiscal Year of the Production Partnership shall be the calendar year to the extent permissible and the Managing Partners shall use their best efforts to obtain any necessary approvals therefor.

      Section 9.3.  Bank Accounts
      ---------------------------

      The General Partners shall maintain a bank account or accounts to be maintained by the Managing Partners on behalf of the Production Partnership with any bank in the United States having total assets in excess of $100,000,000. The Managing Partners shall not deposit Production Partnership funds in an account with any bank in an aggregate amount in excess of 5% of such bank's total assets. Withdrawals shall be made only in the regular course of the Production Partnership's business on such signature or signatures as the Managing Partners may determine. All deposits and other funds not needed in the operation of the business may be deposited in interest-bearing accounts, certificates of deposit, money market funds (including those managed or marketed by the Dealer Manager or its Affiliates) or invested in short-term United States Government obligations maturing within one year, commercial paper of United States corporations having the highest credit rating granted by Moody's Investors Services, Inc. or Standard & Poors Corporation, or other similar highly liquid investments.

      Section 9.4.  Reports
      ---------------------

      A. The Managing Partners shall furnish to the Limited Partnership sufficient information and data with respect to the properties and operations of the Production Partnership in order to permit the Limited Partnership to satisfy its reporting obligations under Section 9.4 of the Limited Partnership Agreement.

      B. The Managing Partners shall file on a timely basis with the Securities and Exchange Commission all filings required to be made by the Production Partnership pursuant to the Securities Act of 1933, the Securities Exchange Act of 1934, and the rules and regulations promulgated thereunder.

      Section 9.5.  Elections
      -----------------------

      The Managing Partners shall cause the Production Partnership to make all elections required or permitted to be made by the Production Partnership under the Code and not otherwise expressly provided for in this Agreement, in the manner that the Managing Partners believe will be most advantageous to Limited Partnership, except that (i) the Managing Partners shall not be required to make an election under Section 754 of the Code or corresponding provisions of applicable state income tax laws, and (ii) the Managing Partners shall make the election under Section 263(c) of the Code to expense all intangible drilling and development costs in the initial Production Partnership Federal income tax return filed for the Fiscal Year in which such costs are incurred.


                                   ARTICLE TEN
                                   Amendments
                                   ----------

        Section 10.1.  Proposal and Adoption of Amendments Generally
        ------------------------------------------------------------

      A. Notwithstanding anything to the contrary contained herein, the Managing Partners may, without prior notice or consent of any other Partner, amend any provision of this Agreement (including an amendment to admit an additional Managing Partner) if, in their opinion, such amendment does not have a material adverse effect upon the Limited Partnership. Such amendment shall thereafter be disclosed to the Limited Partners within a reasonable time thereafter. Amendments to this Agreement to reflect the addition or substitution of a Partner or the admission of a successor Managing Partner shall be made at the time and in the manner referred to in Section 10.2. Any other amendment to this Agreement may be proposed by the Managing Partners or the Limited Partnership. The Partner or Partners proposing such amendment shall submit a Notification containing (a) the text of such amendment, (b) a statement of the purpose of such amendment, and (c) an opinion of counsel obtained by the Partner or Partners proposing such amendment to the effect that such amendment is permitted by the Act, will not impair the limited liability of the Limited Partners, and will not adversely affect the classification of the Limited Partnership or the Production Partnership as partnerships for Federal income tax purposes. The Managing Partners shall, within 15 days after receipt of any proposal under this Section l0.lA, give Notification to all Partners of such proposed amendment, of such statement of purpose and of such opinion of counsel, together, in the case of an amendment proposed by other Partners, with the views, if any, of the Managing Partners with respect to such proposed amendment.

      B. Amendments to this Agreement shall be adopted if: (i) in the case of amendments referred to in Section l0.2A, the conditions specified in Section 7.3 shall have been satisfactorily completed and the Production Partnership shall not have been furnished with an opinion of counsel to the

Production Partnership to the effect that such amendment will adversely affect the classification of the Limited Partnership or the Production Partnership as partnerships for Federal income tax purposes; (ii) in the case of amendments referred to in Section l0.2B, the conditions specified in Section 6.2 shall have been satisfactorily completed; or (iii) in the case of all other amendments, such amendment shall have been Consented to by the Limited Partnership (unless such Consent is not required pursuant to Section l0.lA); provided, however, that no such amendment may: (a) enlarge the obligations of any Partner under this Agreement without the Consent of such Partner; (b) modify the method provided in Article Five of determining and allocating or distributing, as the case may be, Income, Investment Income, Profits, Losses, Distributable Cash or costs and expenses without the Consent of each Partner adversely affected by such modification; (c) amend Sections 6.1 or 6.2 without the Consent of all the Partners; or (d) amend Sections 2.3, 4.3A, 4.3B, 4.3C, 4.3D, 4.4A, 4.4B, 4.5A,
4.9, 4.10 or this Article Ten without the Consent of all the Partners.

      C. Upon the adoption of any amendment to this Agreement, the amendment shall be executed by the Managing Partners and all other Partners, and shall be recorded in the proper records of the State and any other state in which the Production Partnership is then doing business.


      Section 10.2.  Amendments on Admission or Removal of Partners
      -------------------------------------------------------------

      A. If this Agreement shall be amended to reflect the admission or substitution of a Partner, the amendment to this Agreement may be adopted by either of the Managing Partners, the Person to be substituted or added, and the assigning Partner. Any such amendment shall be executed on behalf of all Partners but may be executed by the substituted or added Partner, the assigning Partner, and either of the Managing Partners, individually and on behalf of all of the other Partners pursuant to the power of attorney granted in Section 12.5.

      B. If this Agreement shall be amended to reflect the Removal of a Managing Partner and the continuation of the business of the Production Partnership, such amendment shall be signed by the remaining or successor Managing Partner and by the Removed Managing Partner.

      C. No Person shall become a Partner, unless such Person shall have: (i) become a party to, and adopted all of the terms and conditions of, this Agreement; (ii) if such Person is other than an individual, provided upon request the Managing Partners with evidence satisfactory to counsel for the Production Partnership of such Person's authority to become a Partner under the terms and provisions of this Agreement; and (iii) paid all reasonable legal fees of the Production Partnership and the Managing Partners and filing and publication costs in connection with such Person's becoming a Partner.

                                 ARTICLE ELEVEN
                          Consents, Voting and Meetings
                          -----------------------------

      Section 11.1.  Method of Giving Consent
      ---------------------------------------

      Any Consent required by this Agreement may be given by a Partner as follows: (i) at a meeting, in person, by a written proxy or signed writing directing the manner in which it desires that its vote be cast, which writing must be received by the Managing Partners prior to such meeting, or (ii) without a meeting, by a signed writing directing the manner in which it desires that its vote be cast, which writing must be received by the Managing Partners prior to the date upon which the vote of Partners are to be counted. Any Partner may waive notice of or attendance at any meeting of the Partners and may execute a signed written consent. Only the votes of Partners of record on the date of Notification, whether at a meeting or otherwise, shall be counted. The laws of the State pertaining to the validity and use of corporate proxies shall govern the validity and use of proxies given by Partners.


      Section 11.2.  Meetings of Partners
      -----------------------------------

      The Managing Partners may at any time call a meeting of the Partners or for a vote, without a meeting, of the Partners on matters upon which the Partners are entitled to vote, and shall call for such a meeting or vote upon receipt of a Notification therefor of the Limited Partnership. Within 15 days of the receipt of the Notification, the Managing Partners shall notify all Partners of record as of the date of the Notification as to the time and place of the meeting, if called, and the general nature of the business to be transacted thereat, or if no such meeting has been called, of the matter or matters to be voted upon and the date upon which the votes will be counted. Any Production Partnership meeting or the date upon which such votes, without a meeting, will be counted (regardless of whether the Managing Partners have called for such meeting or vote upon the request of Limited Partnership or have initiated such event without such request) shall be not less than 30 or more than 60 days following mailing of the Notification thereof by the Managing Partners. All expenses of the meetings, voting and such Notification shall be borne by the Production Partnership.

      Section 11.3.  Submissions to Other Partners
      --------------------------------------------

      The Managing Partners shall give all the other Partners Notification of any proposal or other matter required by any provisions of this Agreement or by law to be submitted for the consideration and approval of the other Partners. Such Notification shall include any information required by the relevant provision of the Agreement or by law.

      Section 11.4.  Limited Partnership Consent
      ------------------------------------------

      To the extent allowed in the Limited Partnership  Agreement and subject to
Section 10.1, the Limited Partnership, by and through more than 50% in Interest (as to capital and Profits and Losses) of the Limited Partners, may without the concurrence of the Managing Partners:

        (a)  amend the Production Partnership Agreement;

        (b)  dissolve the Production Partnership;

        (c)  remove either or both Managing Partners and elect new ones;

        (d) approve or disapprove the sale of all or substantially all of the assets of the Production Partnership; and

        (e) cancel or amend the terms of any contract for services with a Managing Partner or any Affiliate thereof without penalty upon 30 days' notice.

                                 ARTICLE TWELVE
                            Miscellaneous Provisions
                            ------------------------

      Section 12.1.  Notification to the Production Partnership
                     or the Managing Partners
      ---------------------------------------------------------

      Any Notification to the Production Partnership or the Managing Partners shall be sent to the principal office of the Production Partnership, as set forth in this Agreement. Except as provided herein, any Notification to a Partner shall be sent to its last known address.

      Section 12.2.  Binding Provisions
      ---------------------------------

      The covenants and agreements contained herein shall be binding upon and inure to the benefit of the heirs, executors, administrators, successors and assigns of the respective parties hereto.

      Section 12.3.  Applicable Law
      -----------------------------

      This Agreement shall be construed and enforced in accordance with the laws of the State applicable to contracts made and to be performed wholly within the State.

      Section 12.4.  Separability of Provisions
      -----------------------------------------

      If for any reason any provision or provisions hereof which are not material to the purposes or business of the Production Partnership or of the Partners' Interests are determined to be invalid and contrary to any existing or future law, such invalidity shall not impair the operation of or affect those portions of this Agreement that are valid.

      Section 12.5.  Appointment of the Managing Partners as Attorney-in-Fact
      -----------------------------------------------------------------------

      A. Each Partner, by the execution of this Agreement, irrevocably constitutes and appoints each of the Managing Partners, its true and lawful agent and attorney-in-fact with full power and authority in its name, place and stead to execute, acknowledge, deliver, swear to, file and record at the appropriate public offices such documents, instruments and conveyances that may be necessary or appropriate to carry out the provisions or purposes of this Agreement, including without limitation: (i) all certificates and other instruments (including counterparts of this Agreement), and any amendment thereof, including any amendment substituting a Partner, that the Managing Partners deem appropriate to form, reform, qualify or continue the Production Partnership (or a new partnership with substantially the same provisions as the Production Partnership) as a partnership in the jurisdiction in which the Production Partnership may conduct business; (ii) all amendments and other instruments necessary to admit into the Production Partnership additional or substituted Partners pursuant to Section 10.2; (iii) all instruments that the Managing Partners deem appropriate to reflect a change or modification of the Production Partnership in accordance with the terms of this Agreement (including those necessary to reflect any additional Capital Contributions); and (iv) all conveyances and other instruments that the Managing Partners deem appropriate to reflect the dissolution and termination of the Production Partnership.

      B. The appointment by all Partners of each of the Managing Partners as agent and attorney-in-fact shall be deemed irrevocable and to be a power coupled with an interest, in recognition of the fact that each of the Partners under this Agreement will be relying upon the power of the Managing Partners to act as contemplated by this Agreement in any filing and other action by it on behalf of the Production Partnership, and shall survive the Incapacity of any Person hereby giving such power and the transfer or assignment of all or any part of the Interest of such person; provided, however, that in the event of the transfer by a Partner of all of its Interest, the foregoing powers of attorney of the transferor Partner shall survive such transfer only until such time as the transferee shall have been admitted to the Production Partnership as a

Substituted Partner and all required documents and instruments shall have been duly executed, filed and recorded to effect such substitution.

      Section 12.6.  Entire Agreement
      -------------------------------

      This Agreement constitutes the entire agreement among the parties. This Agreement supersedes any prior agreement or understanding among the parties and may not be modified or amended in any manner other than as set forth herein.

      Section 12.7.  Paragraph Titles
      -------------------------------

      Article and section titles are for descriptive purposes only and shall not control or alter the meaning of this Agreement as set forth in the text.

      Section 12.8.  Counterparts
      ---------------------------

      This Agreement may be executed in several counterparts, all of which together shall constitute one agreement binding on all parties hereto, notwithstanding that all the parties have not signed the same counterpart except that no counterpart shall be binding unless signed by the General Partners.


GEODYNE PRODUCTION COMPANY                PW PRODUCTION INC.

By:   // Thomas W. Kitchin //             By:   // Lawrence S. Kash //
      -----------------------                   ---------------------
      Thomas W. Kitchin,                        Lawrence S. Kash,
      President                                 President

                                          PAINEWEBBER/GEODYNE ENERGY
                                          INCOME LIMITED PARTNERSHIP I-E

                                          By:   GEODYNE PROPERTIES, INC.
                                                General Partner

                                          By:   // Thomas W. Kitchin //
                                                -----------------------
                                                Thomas W. Kitchin,
                                                President

                                          BY:   PW ENERGY INC.
                                                General Partner

                                          By:   // Lawrence S. Kash //
                                                ---------------------
                                                Lawrence S. Kash,
                                                President

                                 ACKNOWLEDGMENTS

STATE OF NEW YORK       )
                        )  ss.
COUNTY OF NEW YORK      )

      BEFORE ME, the undersigned Notary Public, duly commissioned and qualified in and for the County and State aforesaid, personally came and appeared Lawrence
S. Kash who, after being duly sworn by me, did declare that he is the President of PW Production Inc. and that by and with the authority of the Board of Directors of PW Production Inc. he executed the foregoing Amended and Restated Agreement of Partnership of PaineWebber/Geodyne Energy Income Production Partnership I-E as the free and voluntary act and deed of PW Production Inc. for the purposes therein set forth.

      Subscribed and sworn to and acknowledged by said Lawrence S. Kash on this ____ day of September, 1986.


                                          // Christa M. Bowen //
                                          -------------------------
                                             Notary Public
My Commission Expires:

August 31, 1988

STATE OF OKLAHOMA )
                  )  ss.
COUNTY OF TULSA   )

      BEFORE ME, the undersigned Notary Public, duly commissioned and qualified in and for the County and State aforesaid, personally came and appeared Thomas
W. Kitchin who, after being duly sworn by me, did declare that he is the President of Geodyne Production Company and that by and with the authority of the Board of Directors of Geodyne Production Company he executed the foregoing Amended and Restated Agreement of Partnership of PaineWebber/Geodyne Energy Income Production Partnership I-E as the free and voluntary act and deed of Geodyne Production Company for the purposes therein set forth.

      Subscribed and sworn to and acknowledged by said Thomas W. Kitchin on the 10th day of September, 1986.

                                          // Glenda Devore //
                                          -------------------
                                            Notary Public
My Commission Expires:
July 16, 1990

STATE OF OKLAHOMA )
                  )  ss.
COUNTY OF TULSA   )

      BEFORE ME, the undersigned Notary Public, duly commissioned and qualified in and for the County and State aforesaid, personally came and appeared Thomas
W. Kitchin who, after being duly sworn by me, did declare that he is the President of Geodyne Properties, Inc. and that by and with the authority of the Board of Directors of Geodyne Properties, Inc. and as general partner for PaineWebber/Geodyne Energy Income Limited Partnership I-E he executed the foregoing Amended and Restated Agreement of Partnership of PaineWebber/Geodyne Energy Income Production Partnership I-F as the free and voluntary act and deed of Geodyne Properties, Inc. as general partner of PaineWebber/Geodyne Energy Income Limited Partnership I-E for the purposes therein set forth.

      Subscribed and sworn to and acknowledged by said Thomas W. Kitchin on the 10th day of September, 1986.

                                          // Glenda Devore //
                                          -------------------
                                            Notary Public
My Commission Expires:
July 16, 1990

STATE OF NEW YORK       )
                        ) ss.
COUNTY OF NEW YORK      )

      BEFORE ME, the undersigned Notary Public, duly commissioned and qualified in and for the County and State aforesaid, personally came and appeared Lawrence
S. Kash who, after being duly sworn by me, did declare that he is the President of PW Energy, Inc. and that by and with the authority of the Board of Directors of PW Energy, Inc. and as general partner for PaineWebber/Geodyne Energy Income Limited Partnership I-E he executed the foregoing Amended and Restated Agreement of Partnership of PaineWebber/Geodyne Energy Income Production Partnership I-E as the free and voluntary act and deed of PW Energy, Inc. as general partner of PaineWebber/Geodyne Energy Income Limited Partnership I-E for the purposes therein set forth.

      Subscribed and sworn to and acknowledged by said Lawrence S. Kash on this 9th day of September, 1986.

                                          // Christa M. Bowen //
                                          -----------------------
                                              Notary Public
My Commission Expires:
August 31, 1988